UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CUMMINS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CUMMINS INC.

500 JACKSON STREET, BOX 3005, COLUMBUS, INDIANA 47202-3005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Cummins Inc. will be held at the Company’s Columbus Engine Plant located at 500 Central Avenue, Columbus, Indiana, on Tuesday, May 8, 2007, at 11:00 a.m. Eastern Daylight Savings Time, for the following purposes:

1.                to elect nine directors of the Company for the ensuing year;

2.                to ratify the appointment of PricewaterhouseCoopers LLP as auditors for the year 2007;

3.                to consider and amend the Company’s 2003 Stock Incentive Plan to adjust the number of performance-based stock awards available under the Plan;

4.                to consider and amend the Company’s Restated Articles of Incorporation to increase the number of authorized shares of Common Stock following the April 9, 2007 two-for-one stock split announced on March 8, 2007;

5.                to transact any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders of Common Stock of the Company of record at the close of business on March 19, 2007 are entitled to notice of and to vote at the meeting.

Shareholders of Common Stock who do not expect to be present in person at the meeting are urged to vote their shares by telephone, via the Internet, or by completing, signing and dating the enclosed proxy and returning it promptly in the envelope provided.

The proxy may be revoked by the shareholder giving it at any time before the voting. Except with respect to shares attributable to accounts held in the Cummins Inc. and Affiliates Retirement and Savings Plans, any shareholders entitled to vote at the meeting who attend the meeting will be entitled to cast their votes in person.

MARYA M. ROSE,
Secretary

April 5, 2007

CUMMINS INC.
500 JACKSON STREET, BOX 3005, COLUMBUS, INDIANA 47202-3005
PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation by the Board of Directors of Cummins Inc. (the “Company” or “Cummins”) of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 8, 2007, and at any adjournment thereof (the “Annual Meeting”). This proxy statement, together with the enclosed proxy, is first being mailed to the shareholders of the Company on or about April 5, 2007.

Holders of the Company’s Common Stock of record at the close of business on March 19, 2007 are entitled to vote at the Annual Meeting. On that date there were issued and outstanding 52,189,659 shares of Common Stock, each of which is entitled to one vote. Since the record date for purposes of voting at the Annual Meeeting was prior to the March 26, 2007 record date for the April 9, 2007 two-for-one stock split referenced in the Notice of Annual Meeting, share voting will occur on a pre-split basis. In addition, all references throughout this proxy statement to numbers of shares or stock units beneficially owned or held by shareholders, including Directors, Executive Officers and others are stated herein on a pre-split basis.

Each share of Common Stock represented by a properly executed proxy will be voted at the Annual Meeting in accordance with the instructions indicated on that proxy, unless such proxy has been previously revoked. If no instructions are indicated on a signed proxy, the shares represented by such proxy will be voted as recommended by the Board of Directors.

A shareholder may revoke the proxy at any time before it is voted by delivering to the Secretary of the Company written notice of such revocation. This notice must include the number of shares for which the proxy had been given and the name of the shareholder of such shares as it appears on the stock certificate(s), or in book entry form on the records of the Company’s stock transfer agent and registrar, Wells Fargo Shareowner Services, evidencing ownership of such shares. In addition, except with respect to shares attributable to accounts held in the Cummins Inc. and Affiliates Retirement and Savings Plans, any shareholder who has executed a proxy but is present at the Annual Meeting will be entitled to cast its vote in person instead of by proxy, thereby canceling the previously executed proxy.

PRINCIPAL SECURITY OWNERSHIP

The following table identifies those shareholders known to the Company to be the beneficial owners of more than five percent of the Common Stock of the Company and shows as to each such shareholder as of December 31, 2006 (i) the number of shares beneficially owned by such shareholder(s) and the nature of such beneficial ownership and (ii) the percentage of the entire class of Common Stock so beneficially owned:

	Amount and Nature of Beneficial Ownership	Percent of Class
Barclays Global Investors, NA. and related companies 45 Fremont Street San Francisco, CA 94105	6,892,340(1)	13.21%
State Street Bank and Trust Company 225 Franklin Street Boston, MA 02110	6,186,128(2)	11.85%

(1)          The source of this information is a Schedule 13G dated January 9, 2007 disclosing beneficial ownership by Barclays Global Investors, NA. and its related companies. Barclays and its related companies state in the 13G that they have sole investment power for all of the shares, sole voting power for 6,121,697 shares, and no shared investment or voting power.

(2)          The source of this information is a Schedule 13G dated February 12, 2007 disclosing beneficial ownership by State Street Bank and Trust Company. State Street discloses in its 13G that it has shared investment power for all of the shares, shared voting power for 3,715,110 shares, and sole voting power for 2,471,018 shares. State Street is the Trustee of certain employee benefit plans sponsored by the Company which are subject to ERISA. Shares of Common Stock are held in trust for the benefit of employees in the plans. As of December 31, 2006, the Trustee held 3,715,110 shares of Common Stock on behalf of the plans, some of which had not been allocated to plan participants. The plan Trustee votes unallocated shares and shares allocated to participants’ accounts as directed by participants. Shares of Common Stock held by the Trustee on behalf of the plans as to which participants have made no timely voting directions are voted by the plan Trustee in the same proportions as shares for which directions are received (subject to the Trustee’s responsibilities under Section 404 of ERISA).

ELECTION OF DIRECTORS
(Items 1 through 9 on the Proxy Card)

Nine directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders, and until their successors are elected and qualified. The accompanying proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on the proxy. All of the nominees are current directors.

In December 2006, the Board of Directors acted to change the method by which directors are elected by amending the Company’s By-Laws. The new procedures apply to an uncontested election, which is one in which the number of nominees does not exceed the number of directors to be elected. In an uncontested election, any nominee who does not receive a majority of the share votes cast shall promptly offer his or her resignation to the Board following certification of the shareholder vote. A vote of the majority of share votes cast means that the number of shares voted “for” exceeds the number of votes “against” that director. Under the amended By-Laws, abstentions and broker non-votes are not counted as a vote “for” or “against” a director. The Governance and Nominating Committee of the Board of Directors will promptly consider the resignation offer and make a recommendation to the Board. The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose publicly its decision whether to accept the director’s resignation offer. The director who tenders his or her resignation pursuant to this provision will not participate in the Governance and Nominating Committee’s  recommendation or Board decision whether to accept his or her resignation offer.

The Board of Directors expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the Board of Directors, unless the Board of Directors decides to reduce the number of directors.

The names of the nominees for directors, together with certain information regarding them, are set forth in the following table. Biographical sketches of these nominees, which include their business experience during the past five years and directorships of other corporations, are provided on pages 44 through 46 of this proxy statement.

Name and Occupation	Age	First Year Elected a Director	Amount and Nature of Beneficial Ownership as of March 19, 2007(1)		Percent of Class	Stock Units Held as of March 19, 2007(2)	Total
Robert J. Darnall Retired Chairman and Chief Executive Officer of Inland Steel Industries, basic steel manufacturer, processor and distributor	69	1989	8,718		*	3,418	12,136
John M. Deutch Institute Professor, Massachusetts Institute of Technology	68	1997	10,447	(3)	*	0	10,447
Alexis M. Herman Chairman and Chief Executive Officer of New Ventures, independent consulting firm	59	2001	5,188		*	0	5,188
F. Joseph Loughrey President and Chief Operating Officer of Cummins	57	2005	80,080		*	0	80,080
William I. Miller Chairman and Chief Executive Officer of Irwin Financial Corporation, financial services company	50	1989	20,805		*	851	21,656
Georgia R. Nelson President and Chief Executive Officer of PTI Resources, LLC, independent consulting firm	57	2004	2,201		*	0	2,201
Theodore M. Solso Chairman and Chief Executive Officer of Cummins	60	1994	121,169	(4)	*	0	121,169
Carl Ware Retired Executive Vice President, Public Affairs and Administration, The Coca-Cola Company	63	2004	2,079		*	0	2,079
J. Lawrence Wilson Retired Chairman and Chief Executive Officer, Rohm and Haas Company, specialty chemical manufacturing	71	1990	20,813		*	3,630	24,443

*                     Less than 1%

(1)           Except as indicated, the voting and investment powers of the shares listed are held solely by the reported owner.

(2)           Compensatory stock units payable only in cash. The value of each unit is equal to the value of one share of the Company’s Common Stock. See director retirement plan discussion beginning at the bottom of  page 8.

(3)           Includes 300 shares that are held by Mr. Deutch’s spouse.

(4)           Includes 82,286 shares that are held by Mr. Solso’s spouse.

CORPORATE GOVERNANCE

The Company has long believed that good corporate governance is important in ensuring that it is managed for the long-term benefit of its shareholders. It continuously reviews the Board’s structure, policies and practices and compares them to those suggested by various authorities in corporate governance and to the practices of other public companies.

Independence

The Board is composed of a majority of directors who qualify as independent directors (“Independent Directors”) pursuant to the rules adopted by the Securities and Exchange Commission (“SEC”) applicable to the corporate governance standards for companies listed on the New York Stock Exchange.

In determining independence, each year the Board affirmatively determines whether directors have no “material relationship” with the Company. When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. Independence means (1) not being an employee of the Company within the past five years; (2) not personally receiving or having an immediate family member who receives more than $100,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of deferred compensation; (3) not being employed, or having an immediate family member employed as an executive officer of another company where any current executive officer of Cummins Inc. serves on that company’s compensation committee; (4) not being employed by or affiliated with or having an immediate family member employed by or affiliated with a present or former internal or external auditor of the Company within the three previous years; and (5) not being a director who is an executive officer or employee, or whose immediate family member is an executive officer of a company that makes payments to, or receives payments from the Company for property or services in an amount which exceeds the greater of $1 million, or 2% of the other company’s consolidated gross revenues.

In February 2007, the Secretary of the Company reviewed with the Governance and Nominating Commitee director responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as material provided by management or otherwise known to the Secretary related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors. Following a discussion and applying the standards referenced above, the Committee determined that all Directors, except Mr. Solso, Chief Executive Officer and Mr. Loughrey, President and Chief Operating Officer of the Company qualify as independent. The Committee recommended this conclusion to the Board, and this conclusion was adopted by the full Board.

Board of Directors and Committees

The Board of Directors held six (6) meetings during 2006. All of the directors attended 75% or more meetings of the Board and Committees on which they served. The non-employee members of the Board also met in executive session without management present as part of each regular meeting. J. Lawrence Wilson, the Company’s Lead Director, presided over these sessions.

Under the Company’s Corporate Governance Principles, which are available on the Company’s website <http://www.cummins.com> and are otherwise available in print to any shareholder who requests them, the Board of Directors has established seven standing committees. These Principles describe in detail how the Board must conduct its oversight responsibilities in representing and protecting the Company’s stakeholders. The functions performed by certain of these committees and the members of the Board of Directors currently serving on these committees are as follows:

Audit Committee.   The members of the Audit Committee are R. J. Darnall (Chairman), A. M. Herman, G. R. Nelson, C. Ware, and J. L. Wilson. All members are Independent Directors. The Board of Directors has determined that Mr. Darnall and Mr. Wilson are “audit committee financial experts” for purposes of the SEC’s rules. The Committee reviews the accounting and auditing principles and procedures of the Company. The Audit Committee reviews the scope, timing, and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. It also monitors the independence and performance of the external and internal auditors. The Audit Committee met seven (7) times in person or telephonically during 2006. The current Charter of the Audit Committee, as adopted by the Board of Directors, is available on the Company’s website, is attached hereto as Appendix A, and is otherwise available in print to any shareholder who requests it.

Compensation Committee.   The members of the Compensation Committee are A. M. Herman (Chairman), R. J. Darnall, G. R. Nelson, and J. L. Wilson. All members are Independent Directors. The Compensation Committee administers and determines eligibility for and makes awards under the Company’s stock incentive plans. The Committee also reviews and evaluates the Company’s executive compensation standards and practices, including salaries, bonus distributions, deferred compensation practices and participation in stock purchase plans. It annually establishes and approves the compensation of the Chief Executive Officer following a review of the CEO’s performance, including input from all of the other Independent Directors as reported to it by the Governance and Nominating Committee. The Compensation Committee met four (4) times during 2006. The current Charter of the Compensation Committee, as adopted by the Board of Directors, is available on the Company’s website and is also available in print to any shareholder who requests it.

Governance and Nominating Committee.   The members of the Governance and Nominating Committee are J. L. Wilson (Chairman), R. J. Darnall, A. M. Herman, W. I. Miller, G. R. Nelson, and C. Ware. All members are Independent Directors. The Governance and Nominating Committee reviews and makes recommendations to the Board with respect to membership, size, composition, procedures and organization of the Board of Directors. The Committee uses its network of contacts to identify potential director candidates, but may also engage, if it deems appropriate, a professional search firm. This Committee will also consider shareholders’ recommendations of nominees for election to the Board of Directors. Shareholder recommendations, including biographical information as to the proposed candidate and a statement from the shareholder as to the qualifications and willingness of such person to serve on the Company’s Board of Directors, must be submitted in writing to the Secretary of the Company in accordance with the procedures established in the Company’s By-Laws. The Committee has not rejected a candidate recommended by any shareholder during the preceding year.

As required by the Corporate Governance Principles, the Committee must recommend directors such that the Board is comprised of a majority of independent directors and possesses a variety of experience and background, including those who have substantial experience in the business community, those who have substantial experience outside the business community such as public, academic or scientific experience, and those who will represent the stakeholders as a whole rather than special interest groups or constituencies. In particular, as it considers possible directors the Committee will seek out candidates who represent the diverse perspectives of all people. Each director will be chosen without regard to gender, race, religion, national origin or sexual orientation. The Committee will consider potential directors who demonstrate the attributes of the Company’s core values: integrity, corporate responsibility, diversity, global involvement, innovation, and delivering superior results. Each candidate should have sufficient time available to devote to the affairs of the Company and be free of any conflict of interest that would violate any applicable law or regulation, or interfere with the proper performance of his or her responsibilities, and also should possess substantial and significant experience that would be of particular importance to the Company in the performance of his or her duties as a director. The Committee does not intend to alter the manner in which it evaluates candidates, including the foregoing criteria, based on whether the candidate was recommended by a shareholder or not.

Committee members and all other Independent Directors annually review the performance of the Chief Executive Officer based upon performance against a work plan, considering both quantitative and qualitative measures. The Committee reports the results of such review to the Compensation Committee. The Committee also monitors meeting attendance of Board members.

The Governance and Nominating Committee met four (4) times during 2006. The current By-Laws and Charter of the Governance and Nominating Committee, as adopted by the Board of Directors, are available on the Company’s website. A copy of the charter of the Governance and Nominating Committee is also available in print to any shareholder who requests it. The Company also maintains a Code of Business Conduct which is available on its website and is also available in print to any shareholder who requests it.

Executive Committee.   The members of the Executive Committee are T. M. Solso (Chairman), W. I. Miller and J. L. Wilson. The Executive Committee is authorized to exercise the powers of the Board of Directors in the management and direction of the business and affairs of the Company during the intervals between meetings of the Board of Directors. It also acts upon matters specifically delegated to it by the full Board of Directors. The Executive Committee did not meet during 2006.

Other Committees.   In addition to the Committees described above, the Board of Directors has established the following committees: Finance Committee (W. I. Miller (Chairman), R. J. Darnall, J. M. Deutch, C. Ware and J. L. Wilson); Proxy Committee (J. L. Wilson (Chairman) and W. I. Miller); and Technology and Environment Committee (J. M. Deutch (Chairman), A. M. Herman, W. I. Miller, G. R. Nelson, and C. Ware). The current Charters of the Finance and Technology and Environment Committees, as adopted by the Board of Directors, are also available on the Company’s website.

Communication with the Board of Directors.   Shareholders and other interested parties may communicate with the Board of Directors, including the Lead Director and other non-management directors, by sending written communication to the directors c/o the Company’s Secretary, 500 Jackson Street, Mail Code 60903, Columbus, Indiana 47201. All such communications will be reviewed by the Secretary, or his or her designee, to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are related to Company products and services, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Secretary, or his or her designate.

The Secretary shall maintain and provide copies of all such communications, received and determined to be forwarded, to the Governance and Nominating Committee in advance of each of its meetings and report to the Committee on the number and nature of communications that were not determined to be forwarded.

The Company has a practice of requiring all directors standing for election at an Annual Meeting of Shareholders to attend such meeting. All directors standing for election at the 2006 Annual Meeting of Shareholders were present.

The table on the following page sets forth information regarding the directors’ compensation during the Company’s last completed fiscal year.

DIRECTOR COMPENSATION

	(1)	(2)			(3)	(4)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non Qualified Deferred Compensation Earnings	All Other Compensation	Total
R. J. Darnall	$86,000	$75,000	$0	$0	$0	$0	$161,000
J. M. Deutch	$80,000	$75,000	$0	$0	$0	$106,639	$261,639
A. M. Herman	$83,500	$75,000	$0	$0	$9,939	$0	$168,439
W. I. Miller	$80,000	$75,000	$0	$0	$27,602	$0	$182,602
G. R. Nelson	$76,000	$75,000	$0	$0	$3,718	$0	$154,718
C. Ware	$75,000	$75,000	$0	$0	$3,500	$0	$153,500
J. L. Wilson	$88,500	$75,000	$0	$0	$29,920	$0	$193,420

Each director who was not an officer of the Company was paid a $150,000 annual fee, $75,000 of which was paid in cash and $75,000 of which was paid in the form of restricted Common Stock. The Stock Awards cannot be sold for three years. The Chairman of the Finance Committee, the Governance and Nominating Committee, and of the Technology and Environment Committee receive an additional annual fee of $5,000. The Audit Committee Chairman receives an additional $10,000 annual fee, and the Compensation Committee Chairman receives an additional $7,500 annual fee. The Lead Director receives an additional annual fee of $7,500. Committee members also receive $1,000 for attending a Committee meeting (other than a meeting of the Executive Committee) that is not held in connection with a regular or special meeting of the Board of Directors.

As part of the Company’s overall support of charitable and educational institutions, the Company has established the Cummins Inc. Charitable Bequest Program in which directors first elected prior to 2004 are eligible to participate. Following the death of a director, the Company will donate ten equal annual installments of $100,000 to one or more qualifying institutions designated by such director. The Company has purchased life insurance policies on each participating director, the proceeds of which fund donations under the program. Directors will not receive any financial benefit from the program since all charitable deductions accrue to the Company.

The Company has a Deferred Compensation Plan for Non-Employee Directors, pursuant to which directors may elect to defer receipt of all or any portion of their compensation while they serve as a director of the Company. Upon ceasing to be a director, the deferred compensation, plus accrued interest, is paid to the director or the director’s beneficiary in a lump sum or in annual installments, not to exceed fifteen, as specified by the director. Upon a change of control, such deferred compensation and interest is paid in cash to the director in one lump sum. Accounts are credited with earnings based on each participant’s selection among three alternatives:  Standard & Poor’s 500 Index, Lehman Bond Index, or 10 Year Treasury Bill + 4%. The latter option was revised to be 10-Year Treasury Bill + 2% effective January 1, 2006.

Each non-employee director will be required to maintain direct ownership of shares of Common Stock equal to or greater in value to three (3) times his or her annual retainer fee. This ownership requirement must be achieved by 2010 for directors who were first elected prior to 2004. Directors first elected after 2003 must comply with the requirement within six (6) years of becoming a member of the Board.

When future accruals under a retirement plan for non-employee directors were terminated several years ago, directors with vested benefits were given an option to have their accrued benefits retained in the plan for future payment or to convert the present value (using the same actuarial assumptions as are applicable to the payment of pension benefits to the Company’s employees) of their accrued benefits into phantom units of Common Stock. The stock units, including additional stock units credited thereon as dividend equivalents, are evidenced by bookkeeping entries. Recipients have no voting or investment power with respect to the stock units. The value of each director’s stock units will be payable only in cash after the director ceases to be a member of the Board or upon a change of control of the Company. The total number of units credited to each director as a result of retirement plan benefit conversion elections and dividend equivalent credits is listed in the director nominee table on page 4.

(1)   Fees Earned or Paid in Cash were as follows:

		Special	Lead Director		Committee
Director	Board Retainer	Meeting Fees	Fee	Committee Chaired	Chair Fees	Total
R. J. Darnall	$75,000	$1,000		Audit	$10,000	$86,000
J. M. Deutch	$75,000			Technology & Environment	$5,000	$80,000
A. M. Herman	$75,000	$1,000		Compensation	$7,500	$83,500
W. I. Miller	$75,000			Finance	$5,000	$80,000
G. R. Nelson	$75,000	$1,000				$76,000
C. Ware	$75,000					$75,000
J. L. Wilson	$75,000	$1,000	$7,500	Governance & Nominating	$5,000	$88,500

(2)   692.78 shares of restricted stock units were awarded to each director, comprising one-half the value of the annual retainer fee. The shares were granted May 11, 2006 with a market value of $108.26 per share, based on the twenty-day average of closing prices of the Corporation’s Common Stock on the NYSE.

As of year-end 2006, the total outstanding shares of restricted stock, by director, was:

Director	Outstanding Restricted Stock Shares
R. J. Darnall	2,233.18
J. M. Deutch	2,233.18
A. M. Herman	2,233.18
W. I. Miller	2,233.18
G. R. Nelson	2,233.18
C. Ware	2,233.18
J. L. Wilson	2,233.18

(3)   These amounts represent “Above Market” earnings in the Deferred Compensation Plan, as described above. “Above-market” is defined as the amount of earnings that exceeded 120% of the applicable federal long-term rate published by the U.S. Internal Revenue Service.

(4)   As the director with the greatest technical expertise, Mr. Deutch serves as Chairman of the Technology and Environment Committee. In this capacity he spends at least one day per quarter with the Company’s senior technical managers to exercise Board oversight and collaborate with them on the Company’s technical research, development and application strategies. He also serves as Chairman of the Company’s Science and Technology Advisory Council, consisting of distinguished academic, research and other members of the scientific community, who regularly advise senior executive management and the full Board on the direction and implications of developments in science, technology and environmental issues that may have applicability to the Company’s current and future business goals and objectives. For these services, as Chairman of the Technology and Environment Committee, Mr. Deutch was paid $62,000 during 2006, consisting of $30,000 for such technical oversight and collaboration and $32,000 for his services on the Council.

In addition, premiums totaling $44,639 were paid on life insurance policies in connection with Mr. Deutch’s participation in the Cummins Inc. Charitable Bequest Program, as described above. Policies for all other non-employee directors who participate in the program are fully paid and, therefore, no premiums were payable in 2006.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Principles of Cummins Executive Compensation

The Company’s executive compensation is designed to attract, motivate, and retain people with the skills required to achieve the Company’s performance goals in the competitive global business environment. The program is designed to reflect the individual’s contribution and the performance of the Company. The program attempts to strike an appropriate balance between short-term and longer-term performance.

The Company is committed to the concept of pay for sustained performance. The Company evaluates performance over several periods of time. While the specific elements of executive compensation vary from time to time, the program focuses on this central principle of pay for performance, both in program design and the specific awards.

In addition to pay for performance, the Company and the Compensation Committee of the Board of Directors (the “Compensation Committee” or “Committee”) consider the following principles when designing and implementing compensation programs for the Company’s officers.

•       Programs should provide a competitive compensation opportunity; the concept of opportunity is important in our program. We believe the executive should have the opportunity to do well if the Company does well, and that total compensation should vary in relation to the Company’s performance.

•       Compensation opportunity should be at the median of the range when compared to the compensation of individuals in U.S. Manufacturing companies with similar sales volumes when financial performance meets certain targets established in the Annual Operating Plan and approved by the Board of Directors.

•       There should be a balance between annual and longer-term elements of compensation.

•       The more senior a person’s position, the more the compensation should be ‘‘at risk’’ – dependent on the performance of the Company.

•       The Company’s stock should be an important part of the program in order to link the management’s compensation with shareholders’ expectations; the greater the level of responsibility of the person, the more the compensation should be stock-based.

•       The system should be transparent to our investors, and as simple and easily understood as possible.

Overview of How Compensation is Determined

Senior Management (the management Executive Committee) recommends compensation actions to the CEO for officers in the areas for which they are responsible. Taking these recommendations into consideration, the CEO makes recommendations to the Compensation Committee regarding each officer (including members of the Executive Committee). These recommendations are based on assessments of individual performance and potential to assume greater responsibility, as well as market data for each position. The CEO discusses the recommendations and performance of the officers with the Committee. As part of its review process, the Committee has access to advice of an independent consultant retained by the Committee. The Committee reviews the recommendations, may make modifications, and makes the final decisions regarding each officer’s compensation.

The CEO, on an annual basis, discusses in detail his priorities and objectives with the Governance and Nominating Committee (the members and responsibilities of the Governance and Nominating Committee are described on page 6 of this Proxy Statement). The Governance and Nominating Committee formally reviews the CEO’s performance annually. This review is based on how well the CEO performed against specific objectives, which include the progress made by the Company in implementing its business strategy and achieving its business objectives, both short-term and long-term. This review, which is reported in detail to the Compensation Committee, considers both quantitative and qualitative performance matters, and is a key factor in setting the CEO’s compensation. The Committee meets in executive session to determine the compensation of the CEO. In this discussion, the Committee has access to data and advice from its Consultant.  No recommendations are made by any members of management regarding the compensation of the CEO.  The Committee makes the final decisions regarding the CEO’s compensation.

During 2005 and early 2006, the Committee conducted a comprehensive analysis of all elements of the executive compensation program, and made changes it deemed appropriate. The review included a comparison against a broad group of U.S. manufacturing companies prepared by the Consultant, including selected market practices, for the following:

•       Executive compensation principles

•       Competitive pay objectives

•       Supplemental Retirement Plan

•       Deferred Compensation Plan

•       Change in Control Compensation Protection program

•       Annual Bonus Plan

•       Long Term Grant strategy

•       Stock Ownership Guidelines

•       Executive perquisites

•       Personal use of Company aircraft

•       Severance practices for Officers

Tax Considerations

Section 162(m) of the Internal Revenue Code (‘‘Section 162(m)’’) limits the corporate tax deduction to one million dollars for compensation paid annually to any one of the Named Executive Officers, unless the compensation meets certain requirements. The Committee adopted changes to the compensation program, approved by shareholders in 1995, that qualify payments under the Senior Executive Bonus Plan and Senior Executive Medium Term Performance Plan for tax deductibility under Section 162(m). Payments under the Senior Executive Bonus Plan and the Senior Executive Medium Term Performance Plan each year are certified by the Committee.

Therefore, that portion of the CEO’s Base Salary that exceeded one million dollars in 2006 will not qualify for tax deductibility under Section 162(m).

As explained below, the Base Salaries of the Named Executive Officers are set at the median of the range of the salaries of individuals with similar positions in companies of similar size to the Company. The Committee has indicated that it intends to continue this policy notwithstanding the provisions of Section 162(m).

Compensation Program Elements

The Company’s executive compensation program consists of three elements: Base Salary, Annual Bonus, and Longer-term compensation. In total, they are designed to fulfill the Company’s basic goals of linking pay to financial performance and paying competitively. All officers participate in each element of the program.

The Company and the Committee have used survey data provided by the Consultant to determine competitive levels of pay. The survey information includes one hundred seventy-seven U.S. manufacturing corporations, and the Company has chosen not to create a more specific compensation peer group.

Each of our officer positions is compared to the same job, using regression analysis to calculate median levels of Base Salary, target Annual Bonus participation, and Longer-term grant target value for the scope of responsibility for each of our positions among U.S. manufacturing companies in the Consultant’s survey database.

The CEO makes compensation recommendations to the Committee in its February meeting for each officer, excluding himself. The recommendations are based on individual performance, assessment of each officer’s capability to assume larger roles, and market data for each position. The Committee makes the final compensation determinations based on the market data and a discussion of individual and Company performance. The officer compensation review occurs annually at the February Compensation Committee meeting since this is the first Committee meeting after year-end and provides the earliest opportunity to review and assess performance for the previous year.

During the February meeting, the Committee also meets in executive session to determine compensation for the CEO, based on performance assessment and market data.

Each element of pay described below is intended to provide total compensation for each position at the median of the amounts companies of similar size in the survey would pay the same position.

1. Base Salary

Base Salary is reviewed annually. It is the only fixed portion of the executive’s compensation. Base Salary is normally set in the median range of base salaries of individuals with similar positions in U. S. manufacturing companies of similar size to the Company.

Individual performance, assessments of each officer’s capability to assume larger roles, and market data for each position are prime factors considered by the Committee each year in determining the amount of Base Salary increase, if any, to be provided.

2. Annual Bonus

This element is designed to link executive pay to the annual performance of the Company. The Payout Factor is calculated based on a formula approved by the Committee annually. Each participant is assigned a participation rate as a percent of salary. For purposes of this plan company performance is measured by Return On Average Net Assets as defined by the plan. The Annual Bonus is calculated as follows:

(Annual Bonus) equals (Annual Base Salary) times (participation percentage assigned to each job) times (Payout Factor)

For example:

$550,000	Annual Base Salary paid during the year
× 60%	Participation Percentage
× 1.5	Payout Factor based on Company performance for the year
$495,000	Annual Bonus

Participation rates are based on the same survey data as base salaries and are set at the median of the range for like positions in similarly-sized companies.

The participation rates for 2006, expressed as a percentage of Base Salary paid, were:

T. M. Solso	100%
F. J. Loughrey	75%
J. S. Blackwell	65%
T. Linebarger	60%
J. D. Kelly	60%

For officers working outside the corporate staff, 50% of their annual bonus is based upon the performance of their specific operating unit and 50% of the bonus is based upon the consolidated Corporate Plan. The definition of performance is the same for both the operating and corporate elements of the plans. We believe that the measure of performance needs to balance both profit and stewardship of the Company’s assets. As such, we use a defined ROANA measure on which to determine the payout factors in the operating plans.

In setting the financial targets for the Annual Bonus each year, the Committee reviews the levels of difficulty of the operating plan for each unit, considering the markets involved and the current economic environment. The Committee then establishes appropriate stretch targets to receive a 1.0 payout. The consolidated Company (Corporate) performance is the weighted average payout of the operating unit measures. Setting the targets with appropriate levels of difficulty underscores the importance of achieving or exceeding the performance commitments each Operating Segment establishes annually. This approach requires increasingly difficult targets during economic upturns, and realistic goals that maximize performance during cyclical downturns. As evidence of the difficulty of the targets, over the last thirty years the 1.0 target level has been achieved or exceeded only 40% of the time.

The Annual Bonuses for T. M. Solso, F. J. Loughrey, and J. S. Blackwell were based on the Corporate weighted average formula. The Annual Bonuses for T. Linebarger and J. D. Kelly were based one-half on the Corporate weighted average formula and one-half on the performance of the Power Generation Operating Segment for Mr. Linebarger and one-half on the performance of the Engine Operating Segment for Mr. Kelly.

The Payout Factor for the Corporate weighted average formula was 1.6. The Payout Factor for the portion of Mr. Linebarger’s Annual Bonus determined by the Power Generation Operating Segment performance was 1.6; the Payout Factor for the portion of Mr. Kelly’s Annual Bonus determined by the Engine Operating Segment performance was 1.4.

The Committee has the flexibility to establish performance measures annually that are appropriate for the Company’s financial goals, underscoring the principle of pay for performance. The Committee also determines certain exclusions from operating performance measures which result from decisions made at the Corporate level, such as acquisitions, divestitures, or joint venture formations in the initial year if they were not anticipated at the time targets were established, the pension plan contributions above required levels, convertible debt, and other such actions. Certain corporate expense allocations are also excluded from the individual operating unit performance calculations. In 2006, costs associated with debt reduction, hedging programs, pension contributions, certain corporate lease obligations and other acquisitions or divestitures not contemplated at the time the performance measures were established were excluded from the calculation.

In order to earn a 1.0 target Payout Factor for 2006, the targets set in the operating plan would have required Earnings Before Interest and Taxes (“EBIT”) as a percentage of Sales equal to the top decile of Company performance over the last forty years while prudently managing the Company’s assets. Even while achieving record performance for the Company, the Payout Factor for each of the Named Executive Officers only varied between 1.4 and 1.6.

While emissions changes in 2007 have created a market dynamic dramatically affecting a number of the Company’s markets, performance targets established for the Annual Bonus Plan for 2007 are well within the targeted ranges for the Company, and will require one of the best years in the Company’s history.

The Payout Factors are capped at 2.0. Performance required for the maximum payouts represent levels that significantly exceed the target levels.

In addition to the financial measures used to determine the Payout Factor, minimum levels of consolidated performance called Performance Hurdles are required. Regardless of the financial performance with respect to the operating measures described above, the Performance Hurdles must be achieved in order for any Annual Bonus to be paid. For 2006, the Performance Hurdles required that the Corporation’s Net Income, including the bonus payout expense, must be greater than zero; that the Corporation’s Free Cash Flow, defined as cashflow from operations less capital, software and joint venture investments,  must be equal to or greater than the Corporation’s projected dividend payments; and that all payouts were subject to review and approval by the Corporation’s Chief Financial Officer to ensure that such payments did not cause or constitute a violation of any loan covenants or other financial restrictions in existence.

For 2007, the Performance Hurdles require that the Corporation’s Net Income, including the bonus payout expense, must be greater than zero; that the Corporation’s Free Cash Flow, defined as cash flow from operations less capital, software and joint venture investments,  must be equal to or greater than the Corporation’s projected dividend payments; and that all payouts are subject to review and approval by the Corporation’s Chief Financial Officer to ensure that any payments will not cause company metrics to fall below investment grade or cause or constitute a violation of any loan covenants or other financial restrictions in existence.

In order to comply with the requirements of Section 162 (m), designated officers (the Chief Executive Officer and six other senior officers in 2006) are compensated under a modified version of the Annual Bonus Plan, called the Senior Executive Bonus Plan. The Senior Executive Bonus Plan differs from the Annual Bonus Plan in that the Compensation Committee has no discretion to increase the payouts once it establishes the performance measures each year. All of the Named Executive Officers participate in this plan.

3. Longer-Term Compensation

The Company’s Longer-term compensation program consists of performance cash awards and stock-based grants.

Performance Cash Awards

Performance cash awards are granted as Target Awards expressed as a dollar amount for each participant. Multiples of the Target Award are earned and paid in cash, ranging from zero to two times the Target Award, based on how well the Company achieves performance measures established by the Committee over a specified measurement period. Performance cash awards are granted under the Medium Term Performance Plan and the Senior Executive Medium Term Performance Plan.

Annually the Committee makes Target Awards to be earned based on Company performance over a period of time called the “Award Cycle”. Since 2003, the Award Cycles have been overlapping two-year periods, and the performance measure determining the actual payouts has been consolidated and reported Return on Equity (ROE). These Target Awards are expressed as a dollar amount, each reflecting one year of grant value.

The Target Award will be paid if the Company achieves the level of Return on Equity provided by achieving a target set based on (a) the Company’s Annual Operating Plan for the first year and (b) an agreed target level for the second year of the Award Cycle, measured cumulatively for the two-year period. The ROE for each Award Cycle is calculated as the cumulative Net Income for the two-year period divided by the Average Equity for the two-year period, divided by two. The Average Equity for the two-year award cycles is calculated using nine points:  the beginning of the first year of the Award Cycle and each of the eight quarter-ending values. The numerator is Profit After Tax (PAT) for the two-year period. The equity calculation is adjusted for changes to equity related to unrecognized Pension and Other Post Employment Benefit (OPEB) amounts and equity transactions not built into the Operating Plan such as the conversion of the Quarterly Income Preferred Securities into Common Stock and Common Stock share repurchases.

The degree of difficulty for achieving the Annual Operating Plan was discussed in the Annual Bonus discussion. As an indication of the difficulty of the targets, the Payout Factors have averaged .6 over the last twenty years.

The maximum that can be paid is 200% of the Target Award for performance that represents significant improvement above the 1.0 target level. For the 2006 - 2007 Award Cycle, performance equal to 130% of the target performance level would be required for a 2.0 Payout Factor.

The performance cash payouts made in 2006 were for the 2004 – 2005 Award Cycle. A 2.0 Payout Factor for that Award Cycle required performance equal to 147% of the target performance level.

As is the case with respect to the Annual Bonus Plan, the CEO and six other senior officers in 2006 are compensated under a modified version of the Medium Term Performance Plan, called the Senior Executive Medium Term Performance Plan. The plans are identical except that the Committee’s discretion to adjust payments upward is eliminated in the Senior Executive Medium Term Performance Plan. All of the Named Executive Officers participate in this plan.

Stock Awards

In 2003 shareholders approved the 2003 Stock Incentive Plan.  Annual grants awarded since 2004 have been comprised solely of Target Awards of performance shares. No stock options have been awarded to any of the Named Executive Officers since 2003.

The Target Award of performance shares granted to each participant in 2006 for the 2006 - 2007 Award Cycle is expressed as a number of shares of the Corporation’s Common Stock.  A percentage of the Target Award number of shares will be earned, ranging from zero to 200% of the Target Award, based on the same Return on Equity performance measures as the performance cash grants previously discussed (for grants prior to the 2006 grant, performance shares were capped at a 1.0 multiple).   Any performance shares that are earned will remain restricted for one additional year, until February 2009.   The shares would be forfeited if the participant ceased to be an employee of the Company during the restriction period, unless an exception were approved by the Committee. Such exceptions are rarely made.

Longer-term Grant Methodology

Longer-term grants have been made at the February meetings since 1997. The practice has been to make compensation decisions at the earliest Compensation Committee meeting after the end of the year, based on assessments of each officer’s performance and ability to assume additional responsibility, and a review of market data for each position.

When stock options were components of the Longer-term grants (prior to 2004), they were priced as the average of the High and Low trading price of the Company’s stock on the date the Committee made the grants at their February meeting. The regular annual grant date removed any subjectivity regarding the current market price of the Company’s stock during the period when stock options were part of the grants.

In determining the appropriate market levels for Longer-term grants, the Company uses a valuation methodology developed by the Consultant to compare the value of the grants to the market. This method calculates a present value for the performance cash and performance shares. A six-month average price of the Company’s stock is used in calculating the present value of the performance shares for market comparisons. The projected value of the Longer-term grants is evenly divided between performance cash and performance shares, each providing one-half.

Grant amounts under the Longer-term plan elements have been set to provide “at target” total compensation opportunity at the median of that provided by similarly-sized U.S.manufacturing companies in the survey base for similar positions and scope. The Committee reviews the proportion of total compensation that is dependent on Company performance in determining the allocation of the compensation opportunity among each of the elements for each position. More senior positions have a larger proportion of total compensation opportunity dependent on Company performance than do less senior positions.

ROE has been the measure on which Longer-term grants are earned because we believe that it provides a measure of profitability relative to the shareholder’s stake in the Company over the performance period, and historical data have indicated a strong, positive correlation between ROE and Stock Price growth at the Company.

We believe that the performance shares forge a strong linkage of interests between management and shareholders since the value participants actually receive is determined by both performance relative to the pre-established financial goal, as well as our stock price. We believe that a two-year performance measurement period provides the ability to set targets that are focused and more accurately planned than could be done for longer timeframes. Furthermore, the additional year of restriction for earned performance shares beyond the two-year performance period provides a longer retention time-frame for the participants, and ensures continued focus on stock price growth for that period.

Achieving the Performance-Based Principle

We indicated previously that our program strongly supports pay for performance, and that the more senior the position, the more pay should be “at risk”, dependent on Company performance.

To illustrate how the program achieves these objectives, following are the percentages of target total direct compensation opportunity provided to the CEO and the other Named Executive Officers in 2006 (excluding benefits and perquisites).

	Base Salary	Target Annual Bonus	Target Longer term Grants
T. M. Solso	17.3%	17.3%	65.4%
Other Named
Executive Officers	24.9% – 30.3%	16.6% – 18.7%	51.4% – 57.9%

Stock Ownership Requirements

The Committee believes that the Company’s officers should own significant amounts of the Company’s stock.  To underscore this, we have adopted formal stock ownership guidelines requiring officers to own the Company’s Common Stock with their shares’ total value equal to multiples of base salary as follows: CEO, five times base salary; other designated officers (including all of the Named Executive Officers other than the CEO), three times base salary; all other officers, one times base salary.

The ownership requirements are expressed as a set number of shares for defined bands of salary.  The numbers of shares required are reviewed periodically and established by the Committee based on the average market price of the Company’s stock over a three-year period

Officers who were officers in 2003 had until December 31, 2006 to achieve their ownership requirement.  Subsequently-named officers have five years from the date of their appointments to meet their requirement. An officer whose salary increases to the level of a new salary band (and higher stock ownership requirement) will have three years to achieve the new higher level.

All of the Named Executive Officers have met their stock ownership requirement.

We also adopted formal stock ownership guidelines for members of the Board of Directors, requiring Cummins stock ownership equal to three times the amount of their annual retainer fee.

Benefits and Perquisites

The Company’s officers participate in the full range of benefits and are covered by the same plans as other exempt employees. The Company targets its total benefit package to be at the median of the market for U.S. manufacturing companies.

In addition to these benefits, the Company’s officers participate in the Supplemental Life Insurance and Deferred Income Program.  This program provides additional life insurance equal to three times base salary while the officer is an active employee, and additional retirement payments, which are offset by and coordinate with payments from the Company’s regular retirement plans. The supplemental retirement provision “tops up” the pension available from the Company’s regular pension plans to provide a total benefit based on a percentage of the officer’s highest average consecutive sixty-month (five years) Base Salary and Annual Bonus received during the last ten years of employment. The total replacement formula is 2% for each of the first twenty years and 1% for each of the next ten years, with a maximum 50% total after thirty years of service. The highest compensated two Named Executive Officers (Messrs. Solso and Loughrey) receive an additional 10% benefit. For some officers who joined the Company mid-career, including Ms. Blackwell among the Named Executive Officers, retirement benefits under this program are accumulated at an accelerated rate: 4% for each of the first ten years, 2% for each of the next five years, with a maximum 50% total after fifteen years of service. Market data have indicated that this program provides competitive levels of life insurance and retirement benefits for these positions.

The Company’s officers, including the Named Executive Officers, are eligible to participate in the Company’s non-qualified Deferred Compensation Plan, as are all exempt U.S. employees whose salaries equal or exceed $100,000. This program is designed to provide opportunities for capital accumulation and financial planning, and to meet competitive market practice.

Perquisites do not comprise a major element in our Executive Compensation Program.

The Company provides support for the services of a financial counselor. The financial counselor provides estate planning and tax planning advice and tax return preparation. The fee amounts for these services are detailed in the Summary Compensation Table. This program assists executives in making prudent financial planning for their future. It permits officers the support of financial planners who are familiar with the Company’s plans, improving the accuracy of the financial planning and tax return preparation.

Company officers may use Company aircraft for reasonable personal use, following a prescribed approval process. The Committee reviews the level of usage annually. Ability to use a Company plane for limited personal use saves time and provides additional security for executives. The value reportable to the Securities and Exchange Commission is detailed in the Summary Compensation Table.

As a result of its recent comprehensive program review, the Committee added Executive Physical Examinations for all officers, considering this to be good corporate governance. These are available to officers at approved sites every two years.

Severance Arrangements

The Company does not have formal severance agreements with any of the Named Executive Officers,

All aspects of severance for officers whose employment terminates other than by standard retirement are reviewed with and approved by the Committee.

The Committee has established that any of the Named Executive Officers, if terminated other than for Cause, would receive twelve months Base Salary as severance, paid as salary continuation; pro-rated portion of Annual Bonus for the portion of the year prior to termination, payable at the normal time and using the same payout factors as for all other participants; release of any outstanding restricted stock, if release date occurs during the period of severance. All of these elements would require a signed Release of Claims Agreement.

Confidentiality and Non-Compete Agreements

Each officer has signed an Agreement neither to disclose the Company’s Confidential Information nor to accept employment with certain competitors during, and for twelve months subsequent to, the time the officer is employed by the Company.

Change of Control Compensation Protection Provisions

The Committee in 2005 reviewed and revised the Company’s Change of Control Compensation Protection Plans, reducing the benefits provided and reducing the number of employees participating, consistent with market practice.

The Company’s Change of Control Compensation Protection Plans require the occurrence of two events to trigger payments:  (1) a Change of Control of the Corporation, and (2) termination or reduction in responsibilities and circumstances of the officer within two years of the Change of Control.

In the event of a Change of Control, certain benefits would be provided to officers whose employment is terminated, or whose responsibilities and position are reduced, within two years of the event. Such officers would receive severance equal to one year’s salary and Annual Bonus at a 1.0 Payout Factor.   The Company would also provide for the full vesting of certain insurance and retirement benefits and the continuation for the one-year severance period of certain other employee benefits.

All of the Named Executive Officers (the five officers listed in the compensation tables in this proxy) plus five other senior officers are Designated Officers under the Change of Control Compensation Plan. As such, they would receive severance and benefit continuation equal to three years’ salary and Annual Bonus at a 1.0 Payout Factor, rather than for the one year described above for all other officers.

In addition to the severance provisions of the Change of Control Compensation Protection Plans, there are provisions within other plans that provide payment of outstanding awards in the event of a Change of Control, without requiring constructive termination of the officer.

The Senior Executive Medium Term Performance Plan would provide immediate pro-rated payouts for all grants outstanding. The amount would be calculated as (Target Dollar Award) × (1.0 Payout Factor) × (Pro-Rata Factor). The Pro-Rata Factor would be calculated as the percentage of the years of the Award Cycle that had commenced when the Change of Control occurred. For example, if the Award Cycle was for 2007 - 2008, and a Change of Control took place in 2007, the Pro-Rata Factor would be one-half.

The 2003 Stock Incentive Plan provides that, in the event of a Change of Control, outstanding awards become immediately vested or exercisable.

We hope this general discussion and the following tables and graphs help you understand the Company’s executive compensation philosophy and program.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Respectfully submitted,
ALEXIS M. HERMAN, CHAIR
ROBERT J. DARNALL
GEORGIA R. NELSON
J. LAWRENCE WILSON

Summary Compensation Table and Supplemental Tables

A summary compensation table and supplemental tables on the following pages disclose compensation information for the Named Executive Officers during the Company’s last completed fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and NQ Deferred Compensation Earnings (3)	All Other Compensation (4)	Total Compensation
T. M. Solso, Chairman and CEO	2006	$1,022,500	$0	$2,271,958	$0	$5,524,000	$4,604,073	$158,870	$13,581,401
J. S. Blackwell, Executive Vice President and Chief Financial Officer	2006	$525,000	$0	$631,211	$0	$1,546,000	$815,585	$91,296	$3,609,092
F. J. Loughrey, President and COO	2006	$750,000	$0	$887,962	$0	$2,234,000	$2,598,194	$93,360	$6,563,516
T. Linebarger, Executive Vice President and President—Power Generation	2006	$565,000	$0	$810,930	$0	$1,542,400	$616,336	$21,021	$3,555,687
J. D. Kelly, Vice President and President— Engine Business	2006	$475,000	$0	$701,535	$0	$1,093,500	$1,276,473	$35,403	$3,581,911

(1)             The Stock Awards represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of awards pursuant to the 2003 Stock Incentive Plan. Included are the recognized expenses for grants of performance shares made in February 2003, February 2004, February 2005, and February 2006 to each of the Named Executive Officers, and for grants of restricted stock made to Messrs. Linebarger and Kelly in March 2006. There were no forfeitures in 2006 regarding any of these grants to the Named Executive Officers. Performance shares are earned and converted to shares of restricted stock based on the Company’s performance over a two-year period. The shares of restricted stock so earned remain restricted for one additional year.

The grants of restricted stock made in 2006 to Messrs. Linebarger and Kelly become vested in one-third annual increments in March 2008, 2009, and 2010.

(2)             The amounts shown in this column consist of (i) payments made in February 2007 under the Senior Executive Target Bonus Plan for 2006 performance and (ii) payments made in 2006 for the Senior Executive Medium Term Performance Plan based on the 2004-2005 Award Cycle. The payments for each Named Executive Officer from these sources were:

	T. M. Solso	J. S. Blackwell	F. J. Loughrey	T. Linebarger	J. D. Kelly
Senior Executive Target Bonus Plan	$1,636,000	$546,000	$900,000	$542,400	$427,500
Senior Executive Medium Term Performance Plan	$3,888,000	$1,000,000	$1,334,000	$1,000,000	$666,000
TOTAL	$5,524,000	$1,546,000	$2,234,000	$1,542,400	$1,093,500

(3)  The aggregate changes during 2006 in the actuarial present value of each Named Executive Officer’s pension plans are as follows:

	T. M. Solso	J. S. Blackwell	F. J. Loughrey	T. Linebarger	J. D. Kelly
Cummins Inc., Pension Plan A (Qualified)	$66,097	$19,960	$60,506	$22,118	$54,132
Cummins Excess Benefit Plan (Non-qualified)	$133,348	$62,388	$73,181	$59,838	$34,711
Supplemental Life Insurance and Deferred Income Program (Non-qualified)	$4,259,867	$645,557	$2,373,661	$516,441	$1,115,508
Total	$4,459,312	$727,905	$2,507,348	$598,397	$1,204,351
Above-market earnings on non-qualified deferred compensation:	$144,761	$87,680	$90,846	$17,939	$72,122

“Above-market” is defined as the amount of earnings that exceeded 120% of the applicable federal long-term rate.

(4)  This column consists of the following:

	T. M. Solso	J. S. Blackwell	F. J. Loughrey	T. Linebarger	J. D. Kelly
Financial Counseling	$12,765	$11,981	$9,051	$12,420	$9,051
Personal use of Company Aircraft	$124,337	$68,440	$69,100	$0	$15,184
Life Insurance Premiums	$15,168	$4,275	$8,608	$2,000	$4,567
Company Match in the Retirement and Savings Plan	$6,600	$6,600	$6,600	$6,600	$6,600
TOTAL	$158,870	$91,296	$93,360	$21,021	$35,403

The Financial Counseling amounts include gross-ups to offset a portion of the taxable amount.

Personal Use of Company Aircraft was calculated using an average indicated hourly cost of $2,200.65 which is the incremental cost incurred by the Company.

The following table complements the disclosures set forth in columns captioned Stock Awards and Option Awards of the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)		(3)		(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards

T.M. Solso	2/13/06	$216,300	$2,163,000	$4,326,000	2,538	25,380	50,760	0	0	$2,525,310
J.S. Blackwell	2/13/06	$67,600	$676,000	$1,352,000	793	7,930	15,860	0	0	$789,035
F.J. Loughrey	2/13/06	$94,600	$946,000	$1,892,000	1,110	11,100	22,200	0	0	$1,104,450
T. Linebarger	2/13/06	$54,100	$541,000	$1,082,000	635	6,350	12,700	10,000	0	$1,709,825
J.D. Kelly	2/13/06	$48,700	$487,000	$974,000	571	5,710	11,420	10,000	0	$1,646,145

(1)          The Company made Target Awards, expressed as dollar amounts, under its Medium Term Performance Plan and Senior Executive Medium Term Performance Plan in 2006. A multiple of the Target Award is earned based on the Company’s Return on Equity (ROE) performance during 2006-2007. The amount earned and paid would range from zero to 200% of the Target Award amount. The Target Award will be earned if the Company’s ROE for 2006-2007 is equal to the targeted ROE level established for that period as described in the Compensation Discussion and Analysis. The Maximum Payment (200% of the Target Award) will be earned if the Company’s ROE is 30% above the targeted ROE for the period. The payments would be made in February 2008.

(2)          The Company made Target Awards of performance shares under its 2003 Stock Incentive Plan in 2006. The awards are expressed as a target number of shares of the Company’s Common Stock. Shares are earned based on the Company’s ROE performance during 2006-2007. The number of shares earned can range from zero to 200% of the Target Award number of shares. The Target Award number of shares will be earned if the Company’s ROE for 2006-2007 is equal to the targeted ROE established for the period as described in the Compensation Discussion and Analysis. The shares that are earned based on the Company’s ROE performance for the 2006-2007 period become restricted stock for an additional year, with distribution occurring in February, 2009, if the participant remains an employee of the Company. Dividends become payable after the shares become earned, including the year they are restricted stock.

(3)          Shares of restricted stock were awarded as special grants. The shares become vested in one-third annual increments March of 2008, 2009, and 2010. Remaining restricted shares are forfeited if the officer is not employed by the Company on the vesting dates. Dividends are paid on the shares while they are restricted.

(4)          The Grant Date Fair Value reflects the full market value (the closing price of  Common Stock on the NYSE) on the date of grants.

In addition to these grants of plan-based awards, each Named Executive Officer participates in the Annual Bonus Plan, as described in the Compensation Discussion and Analysis. The Annual Bonus is designed to link executive pay to the annual performance of the Company. The payout is calculated based on a formula approved by the Compensation Committee annually. Each participant is assigned a participation rate as a percent of salary. For purposes of this Plan, Company performance is measured by Return on Average Net Assets as defined by the Plan. The Annual Bonus is calculated as follows.

(Annual Bonus) equals (Annual Base Salary) times (participation percentage assigned to each job) times (Payout Factor)

The Payout Factors could range from zero to 2.0, in increments of .1.

The following two tables are intended to enhance understanding of equity compensation that has been previously awarded and remains outstanding, including amounts realized on equity compensation during the last fiscal year as a result of the vesting or exercise of equity awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	(1) Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	(2) Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
T.M. Solso	0	0	0	N/A	N/A	42,000	$4,963,560	53,780	$6,355,720
J.S. Blackwell	0	0	0	N/A	N/A	10,800	$1,276,344	15,510	$1,832,972
F.J. Loughrey	0	0	0	N/A	N/A	14,400	$1,701,792	22,470	$2,655,505
T. Linebarger	0	0	0	N/A	N/A	20,800	$2,458,144	13,930	$1,646,247
J.D. Kelly	0	0	0	N/A	N/A	17,200	$2,032,696	12,530	$1,480,795

(1)          Target Awards of performance shares were granted in February 2004 to be earned in a multiple ranging from zero to one times the Target Award, based on the Company’s performance during 2004-2005  The performance shares became earned and converted to shares of restricted stock in February 2006, based on the Company’s 2004-2005 performance. These restricted stock shares are shown in this column. The vesting date for the shares of restricted stock in this column was February 9, 2007. Also, Mr. Linebarger and Mr. Kelly each received a grant of 10,000 shares of restricted stock in 2006. These shares become vested in one-third annual increments March 17, 2008, March 17, 2009, and March 17, 2010. They are included in the totals in this column.

(2)          Target Awards of performance shares were granted in February 2005 and February 2006 to be earned in a multiple ranging from zero to one times the target awards for the 2005 grants, and zero to two times the target awards for the 2006 grants, based on Company performance during 2005-2006 and 2006-2007, respectively. Earned shares will be converted to shares of restricted stock for one additional year.

The outstanding Target Awards of performance shares as of 12/31/2006 for the 2005-2006 and 2006-2007 Award Cycles:

Name	Number of Units of Performance Shares	Date Earned and Converted to Restricted Stock	Vesting Date for Shares of Restricted Stock
T. M. Solso	28,400	2/14/2007	2/14/2008
	25,380	2/13/2008	2/13/2009
J. S. Blackwell	7,580	2/14/2007	2/14/2008
	7,930	2/13/2008	2/13/2009
F. J. Loughrey	11,370	2/14/2007	2/14/2008
	11,100	2/13/2008	2/13/2009
T. Linebarger	7,580	2/14/2007	2/14/2008
	6,350	2/13/2008	2/13/2009
J. D. Kelly	6,820	2/14/2007	2/14/2008
	5,710	2/13/2008	2/13/2009

(3)          The price used to calculate the Market Value of outstanding shares was $118.18, the closing price of the Common Stock on the NYSE on December 29, 2006, the last trading day of the year.

OPTION EXERCISES AND STOCK VESTED

			(1)	(2)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
T. M. Solso	0	$0	55,400	$5,533,352
J. S. Blackwell	0	$0	14,300	$1,428,284
F. J. Loughrey	0	$0	19,000	$1,897,720
T. Linebarger	0	$0	14,300	$1,428,284
J. D. Kelly	0	$0	9,500	$948,860

(1)          Target Awards of performance shares were granted in February 2003 to be earned in a multiple ranging from zero to one times the Target Award, based on the Company’s performance during 2003-2004. The performance shares became earned and converted to shares of restricted stock in February 2005, based on the Company’s 2003-2004 performance. These restricted stock shares became vested and were distributed February 10, 2006.

(2)          The values realized on vesting are calculated using the closing price of Common Stock on February 10, 2006.

The following three (3) tables disclose retirement benefits and other post-termination compensation for the Company’s Named Executive Officers.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
T. M. Solso	Cummins Inc., And Affiliates Pension Plan	35	$1,011,568	$0
	Excess Benefit Plan		$3,358,164	$0
	Supplemental Life Insurance Plan		$10,074,900	$0
J. S. Blackwell	Cummins Inc., and Affiliates Pension Plan	10	$133,000	$0
	Excess Benefit Plan		$205,487	$0
	Supplemental Life Insurance Plan		$1,767,326	$0
F. J. Loughrey	Cummins Inc., and Affiliates Pension Plan	33	$907,684	$0
	Excess Benefit Plan		$1,600,467	$0
	Supplemental Life Insurance Plan		$5,764,904	$0
T. Linebarger	Cummins Inc., and Affiliates Pension Plan	14	$186,760	$0
	Excess Benefit Plan		$181,645	$0
	Supplemental Life Insurance Plan		$1,271,425	$0
J. D. Kelly	Cummins Inc., and Affiliates Pension Plan	30	$789,358	$0
	Excess Benefit Plan		$322,616	$0
	Supplemental Life Insurance Plan		$2,837,433	$0

The Cummins Inc. and Affiliates Pension Plan A is a Cash Balance Pension Plan (“Plan A”). Participants receive Pay Credits equal to 6% of Total Monthly Pay, defined as Base Salary and Annual Bonus payments. Individual accounts are maintained for each participant. The accounts receive Interest Credits equal to Thirty-Year Treasury Bond rate plus 1%. Participants are 100% vested in the Plan A benefit upon attaining five years of service.

The Excess Benefit Plan provides non-qualified pension benefits in excess of limitations imposed by the Internal Revenue Code on the benefits provided by the Plan A formula. It preserves the total benefit payable under the Plan A formula.

The Supplemental Life Insurance and Deferred Income Plan provides a Supplemental Executive Retirement Plan (“SERP”) Life Annuity benefit to Officers of the Corporation who participate in the U.S. Plan A.

The SERP benefit is based on a percentage of the highest five consecutive years of Total Compensation during the final ten years of the participant’s career (referred to hereafter as “Five Year Average Pay”). Total Compensation for calculation of Five Year Average Pay is defined as Base Salary and Annual Bonus payments.

The percentage is calculated as 2% of the participant’s Five Year Average Pay for each of the first twenty years of service plus 1% of the participant’s Five Year Average Pay  for each of the next ten years of service. The maximum is a 50% benefit after thirty years of service, except that an Officer who is among the Company’s two highest paid Named Executive Officers at the time of retirement will receive an annual benefit equal to an additional 10%.

The retirement benefit calculated by this formula is offset by the highest combined annuity available from Plan A and the Excess Benefit Plan, thus topping up the benefits available from those plans to total the target retirement benefit.

Officers whose service and age total eighty (minimums of age 55 and 20 years service), or who were participants in the plan prior to 1997 and have at least thirty years of service, regardless of age would qualify for immediate unreduced commencement of Life Annuity benefits. Therefore, Messrs. Solso, Loughrey, and Kelly qualify for immediate commencement of unreduced benefits.

Otherwise, after retirement or termination of employment, unreduced benefits may be commenced at age 60. Retired or terminated vested employees who do not qualify for unreduced benefits under the age and service conditions described in the previous paragraph may commence benefits as early as age 55, but the Life Annuity benefit would be reduced by ..333% for each month the participant’s age at commencement preceded 60.

Vesting for the SERP benefit is 25% after five years service, increasing in 15% annual increments, with 100% vesting after 10 years service.

The Life Annuity Benefit has a fifteen-year certain payment, with a 50% benefit for surviving spouse or domestic partner.

The SERP benefit accrued for service prior to 2005 may be elected as a Lump Sum payment. Benefits accrued after 2005 are subject to the provisions of Internal Revenue Code 409(A), which preclude lump sum distributions of such benefits.

The actuarial table and discount rates used to calculate a lump sum payment under the SERP are the same as those used to make such calculations under the qualified Plan A.

Accelerated Formula for Executives Hired Mid-Career

For some Officers who joined the Company mid-career, including Ms. Blackwell, the SERP benefit is calculated at an accelerated rate, requiring one-half the service necessary for other participants.

The Accelerated Formula provides a target benefit based on 4% for the first ten years and 2% for the next five years of Service, with a maximum of 50% of Five Year Average Pay after fifteen years of service. Eligibility for immediate commencement of unreduced benefits is achieved when Age and Service total seventy (minimums of Age 58 and 10 years of Service). Otherwise, for participants who are no longer employees of the Corporation, unreduced benefits may commence at Age 60, or as early as Age 55, but reduced .333% for each month age at commencement precedes Age 60.

Full vesting occurs upon five years of service.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year ($)	(1) Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
T. M. Solso	$0	$0	$427,092	$0	$5,057,511
J. S. Blackwell	$996,552	$0	$258,685	$0	$3,227,715
F. J. Loughrey	$240,000	$0	$272,567	$(253,042)	$3,380,446
T. Linebarger	$100,008	$0	$54,819	$0	$712,818
J. D. Kelly	$302,750	$0	$215,840	$(418,424)	$2,676,744

(1)          Amounts included in the above table that were also reported in the “Change in NQ Deferred Compensation Earnings” column of the Summary Compensation Table as “Above-market earnings” for the Non-Qualified Deferred Compensation Plan for each Named Executive Officer are:  T. M. Solso $144,761; J. S. Blackwell $87,680; F. J. Loughrey $90,846; T. Linebarger $17,939; J. D. Kelly $72,122.

The Company’s 1994 Deferred Compensation Plan permits deferral of up to 100% of Base Salary, Annual Bonus, and/or payments from the Senior Executive Medium Term Performance Plan.

Accounts are credited with earnings based on each participant’s selection among three alternatives:  Standard & Poor’s 500 Index, Lehman Bond Index, or 10 Year Treasury Bill + 4%. The latter option was revised to be 10-Year Treasury Bill + 2% effective January 1, 2006.

Crediting options may be changed annually. At the time of the election to defer, the participant chooses the time and the form of distribution. Choices for taking distribution are lump sum or annual installments, up to fifteen.

Payments Upon a Qualified Termination Following a Change in Control of the Corporation

In the event of termination of employment within two years subsequent to a Change of Control of the Company, as defined below, the Company will provide benefits to certain executives, including the Named Executive Officers. Certain specified officers, including the Named Executive Officers, would be entitled to three year’s salary plus three Annual Bonus payments calculated using a 1.0 Payout Factor.

The Company would also provide for the full vesting of certain insurance and retirement benefits. Stock options previously granted would become fully exercisable.

Outstanding awards of performance shares and performance cash would be paid on a pro-rated basis, calculated as the percentage of days of each respective Award Cycle that had elapsed as of the date of the Change of Control, and assuming a 1.0 Payout Factor.

The value of supplemental and excess retirement (non-qualified) benefits will also be paid in cash.

All amounts of compensation deferred under the Company’s Deferred Compensation Plan will be paid in cash.

Definition of Change in Control:

The occurrence of any of the following:  (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted in whole or in part into cash, other securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transfer or a series of related transactions) of all or substantially all the assets of the Company; or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (iv) at any time during a period of two consecutive years, individuals who, at the beginning of such period constituted the Board, shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period; or (v) any other event shall occur that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

The payments to each of the Named Executive Officers are estimated to be the following:

Payments Upon a Qualified Termination Following a Change in Control of the Corporation

Payments		T. M. Solso	J. S. Blackwell	F. J. Loughrey	T. Linebarger	J. D. Kelly
Severance	(1)	$6,360,000	$2,722,500	$4,068,750	$2,832,000	$2,400,000
Unvested Stock Option Spread		$0	$0	$0	$0	$0
Unvested Restricted Stock	(2)	$4,963,560	$1,276,344	$1,701,792	$2,458,144	$2,032,696
Long Term Incentive Plan Payment	(3)	$7,964,516	$2,243,388	$3,283,606	$2,082,526	$1,792,892
Retirement Benefit Payment	(4)	$3,704,334	$1,197,938	$2,667,273	$1,042,258	$1,550,108
Welfare Benefit Values	(5)	$23,334	$23,334	$23,334	$23,334	$23,334
Financial Counseling		$36,000	$36,000	$36,000	$36,000	$36,000
401(K) Benefit		$19,800	$19,800	$19,800	$19,800	$19,800
Excise Tax & Gross-Up	(6)	$6,414,678	$2,635,805	$3,664,659	$2,896,871	$2,657,232
Aggregate Payments		$29,486,222	$10,155,109	$15,465,214	$11,390,933	$10,512,062

(1)          Severance payment equal to three (3) times the Named Executive Officer’s annual base salary at the time of the termination, plus three Annual Bonus Payments at a 1.0 Payout Factor.

(2)          Total value of unvested restricted stock that would become vested upon a Change of Control, assuming a share price of $118.18 as of December 29, 2006.

(3)          Pro-rated payouts of outstanding performance cash and performance share Target Awards for the 2005-2006 and 2006-2007 Award Cycles, at target level, assuming a $118.18 share price for the performance shares.

(4)          Incremental actuarial value attributable to retirement for three years of additional service.

(5)          Estimated value associated with the continuation of life insurance, medical, dental, and disability benefits for three years following termination.

(6)          Gross-up covering the full cost of excise tax under IRC Sections 280G and 4999.

Potential Payments upon Termination of Employment Other than Following a Change of Control

The following tables summarize the estimated payments to be made to Named Executive Officers under provisions of plans or established practice in the event of termination of employment including resignation, involuntary termination, involuntary termination for Cause, retirement, death and disability.

Termination for Cause includes, but is not limited to: violation of Treatment of Others Policy, violation of the Code of Conduct, theft or other acts of dishonesty, willful destruction of Company property, refusal to obey a supervisor’s reasonable instructions, conduct endangering the safety of employee or co-workers, falsification of company documents, or violation of other Company rules or policies.

We only report amounts where vesting requirements are waived and/or time of payment is accelerated, or benefits that are not generally available to our other exempt employees. Also, information is not repeated that is disclosed previously under the Pension Benefits Table, the Deferred Compensation Table, or the Outstanding Awards Table, except to the extent that the amounts payable to the Named Executive Officer would be enhanced by the termination event described.

The amounts shown assume the terminating event occurred on the last business day of 2006, and that the price per share of the Company’s common stock is the closing price as of that date, $118.18.

Severance

None of the Named Executive Officers has an employment agreement. However, the Compensation Committee has established the practice of providing twelve months of severance for Officers whose employment is terminated. It is Company policy not to provide severance in the event of termination for Cause.

Payment of Annual Bonus

Annual Bonus is payable for the portion of the year a participant is an employee, except in cases of termination for Cause. No amounts are shown in the tables for Annual Bonus since there would be no special treatment or acceleration of the payment to the Named Executive Officers.

Accelerated Vesting of Longer-term Grants

As described elsewhere in this proxy statement, currently we provide annual Target Award grants of performance cash and performance shares.

•       Performance Cash:

The Plan provides that if a participant’s employment with the Company terminates during the first year of an Award Cycle, other than by reason of retirement, death or disability, the participant will not receive any payout for that Award Cycle. If a participant’s employment terminates during subsequent years of an Award Cycle, the Compensation Committee, in its discretion, shall determine whether the Participant will receive a proportionate payout of any payment with respect to the Award Cycle based on the period of employment during the cycle.

If a participant retires, dies or becomes disabled during an Award Cycle, the participant or such participant’s estate, as the case may be, shall receive a proportionate share of any payment with respect to the Award Cycle based on the period of employment during the cycle, regardless of the length of time of such employment.

2005-2006 Award Cycle grants:   since the entire Award Cycle had been completed at the time of the termination, all participants would be entitled to the payment at the normal time in February 2007. There would be no special acceleration; therefore, the amounts of these payments are not shown on the tables.

2006-2007 Award Cycle grants:

Since the termination event is assumed to occur at the end of the first year of the Award Cycle, the Committee has the discretion to award one-half of the Target Award for the 2006-2007 Award Cycle. For purposes of this table, one-half of the Target Awards, assuming a Payout Factor of 1.0, is shown as payable under Retirement, Death, and Disability.

•       Performance Shares

In cases of retirement or termination without Cause, the Committee has the discretion to continue awards in effect, or to accelerate vesting of outstanding awards.

After the death or disability of a participant, the Committee may in its sole discretion at any time (i) terminate restrictions regarding awards; (ii) accelerate any or all installments and rights; and (iii) instruct the Company to pay the total of any accelerated payments in a single sum to the participant, the participant’s estate, beneficiaries or representative.

2004-2005 Award Cycle grants

Target Awards of shares were earned based on Company performance during 2004-2005 and converted to restricted stock in February 2006. The shares would have become vested in February 2007, so it is assumed that the Committee would accelerate the vesting of these shares in all of the termination events, except voluntary termination and termination for Cause.

2005-2006 Award Cycle grants

Performance shares would have been earned based on Company performance during 2005-2006 and converted to restricted stock in February 2007, and remained restricted until February 2008. No shares would be payable in the event of termination for Cause or voluntary termination. However the Committee would have the discretion to accelerate payment in the event of involuntary termination without cause, retirement, disability or death.

2006-2007 Award Cycle grants

Performance shares would become earned based on Company performance during 2006-2007 and converted to restricted stock in February 2008, and would remain restricted until February 2009. Since the shares were not earned, it is assumed no payments were accelerated.

•       Restricted Stock

Messrs. Linebarger and Kelly received 10,000 shares of restricted stock in 2006. The first one-third of these grants would become vested in March 2008. It is assumed that these grants would be forfeited under all of the termination events shown on the tables.

Executive Life Insurance

Each of the Named Executive Officers participate in the Supplemental Life Insurance and Deferred Income Program, whereby Officers are eligible for life insurance equal to three times base salary. Since this is a program not available to non-Officer employees, the values of this incremental coverage is shown in the table.

Disability

The Company has no special disability income replacement program, other than that provided for generally all exempt U.S. employees. Therefore, no amounts are shown for income replacement in the disability section of the tables.

Retirement and Deferred Compensation Plans

Benefits under the Company’s retirement plans and deferred compensation plans are not enhanced under any of the termination events. Therefore, reference is made to the Retirement Plan and Deferred Compensation Plan tables and no incremental amounts are shown in the following tables.

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination For Cause	Retirement	Death	Disability
T. M. Solso
Severance	$0	$1,060,000	$0	$0	$0	$0
Accelerated Vesting of Longer-term Grants:
Performance Cash
2006-2007 Award Cycle	$0	$0	$0	$1,081,500	$1,081,500	$1,081,500
Performance Shares
2004-2005 Award Cycle	$0	$4,963,560	$0	$4,963,560	$4,963,560	$4,963,560
Outplacement	$0	$15,000	$0	$0	$0	$0
Welfare Benefits	$0	$7,800	$0	$0	$0	$0
Financial Counseling	$0	$12,000	$0	$12,000	$0	$12,000
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$3,180,000	$0

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination For Cause	Retirement	Death	Disability
J. S. Blackwell
Severance	$0	$550,000	$0	$0	$0	$0
Accelerated Vesting of Longer-term Grants:
Performance Cash
2006-2007 Award Cycle	$0	$338,000	$0	$338,000	$338,000	$338,000
Performance Shares
2004-2005 Award Cycle	$0	$1,276,344	$0	$1,276,344	$1,276,344	$1,276,344
Outplacement	$0	$15,000	$0	$0	$0	$0
Welfare Benefits	$0	$7,800	$0	$0	$0	$0
Financial Counseling	$0	$12,000	$0	$12,000	$0	$12,000
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,650,000	$0

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination For Cause	Retirement	Death	Disability
F. J. Loughrey
Severance	$0	$775,000	$0	$0	$0	$0
Accelerated Vesting of Longer-term Grants:
Performance Cash
2006-2007 Award Cycle	$0	$473,000	$0	$473,000	$473,000	$473,000
Performance Shares
2004-2005 Award Cycle	$0	$1,701,792	$0	$1,701,792	$1,701,792	$1,701,792
Outplacement	$0	$15,000	$0	$15,000	$15,000	$15,000
Welfare Benefits	$0	$7,800	$0	$0	$0	$0
Financial Counseling	$0	$12,000	$0	$12,000		$12,000
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,325,000	$0

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination For Cause	Retirement	Death	Disability
T. Linebarger
Severance	$0	$590,000	$0	$0	$0	$0
Accelerated Vesting of Longer-term Grants:
Performance Cash
2006-2007 Award Cycle	$0	$270,500	$0	$270,500	$270,500	$270,500
Performance Shares
2004-2005 Award Cycle	$0	$1,276,344	$0	$1,276,344	$1,276,344	$1,276,344
Outplacement	$0	$15,000	$0	$0	$0	$0
Welfare Benefits	$0	$7,800	$0	$0	$0	$0
Financial Counseling	$0	$12,000	$0	$12,000		$12,000
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,770,000	$0

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination For Cause	Retirement	Death	Disability
J. D. Kelly
Severance	$0	$500,000	$0	$0	$0	$0
Accelerated Vesting of Longer-term Grants:
Performance Cash
2006-2007 Award Cycle	$0	$243,500	$0	$243,500	$0	$243,500
Performance Shares
2004-2005 Award Cycle	$0	$850,896	$0	$850,896	$850,896	$850,896
Outplacement	$0	$15,000	$0	$0	$0	$0
Welfare Benefits	$0	$7,800	$0	$0	$0	$0
Financial Counseling	$0	$12,000	$0	$12,000	$0	$12,000
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,500,000	$0

Security Ownership of Management

Set forth below is information as of March 19, 2007, regarding the beneficial ownership of Common Stock of the Company by the Chief Executive Officer, each of the other Named Executive Officers for 2006 and the directors and executive officers of the Company as a group. None of the shares beneficially owned are pledged as security and none of the directors and executive officers currently have the right to acquire additional beneficial ownership through the exercise of options.

	Amount and Nature of Beneficial Ownership		Percent of Class
T. M. Solso	121,169	(1)	*
F. J. Loughrey	80,080		*
T. Linebarger	42,877		*
J. S. Blackwell	30,167		*
J. D. Kelly	25,104		*
All directors and executive officers as a group, a total of 20 persons	425,902		*

*                    Less than 1%

(1)          See footnote 4 to the director nominee listing on page 4.

Review, Approval or Ratification of Related-Party Transactions

Cummins, with its subsidiaries and affiliates, is a global company with extensive operations in the U.S. and many foreign countries. It has thousands of employees with widespread authority to purchase goods and services. Because of these far-reaching activities, the Company encounters transactions and business arrangements with persons, businesses and other organizations in which one of its directors, executive officers or nominees for director, significant investors or their immediate families, may also be a director, executive officer, or have some other direct or indirect material interest. Such related-party transactions have the potential to create actual or perceived conflicts of interest.

As a result, the Audit Committee of the Board of Directors has established and the Board has approved a written policy and procedures for review, approval or ratification of related-party transactions or proposed transactions where the amount involved in any fiscal year exceeds or will exceed $120,000. These require that in deciding whether to approve such a related-party transaction involving a director, director nominee, executive officer, significant investor or their immediate family members, the Audit Committee must consider, among other factors:

•       Information about the goods and services to be or being provided by or to the related party or the nature of the transactions;

•       The nature of the transactions and the costs to be incurred by the Company or payments to the Company.

•       An analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods and services that are available to the Company from unrelated parties.

•       The business advantage the Company would gain by engaging in the transaction; and

•       An analysis of the significance of the transaction to the Company and the related party.

To receive Audit Committee approval a related party transaction must be on terms that are fair and reasonable to the Company, and which are as favorable to the Company as would be available from non-

related entities in a comparable transaction. The policy requires that there be a business or corporate interest supporting the transaction and that the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities.

Based on its review of responses to the director questionnaires submitted in connection with determining director independence, information provided by management, and other information otherwise known to the Company, it believes there were no transactions during fiscal year 2006 in which the Company was a party in which the amount involved exceeded or will exceed $120,000, and in which any director, director nominee, executive officer, holder of more than five percent of the Company’s Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Therefore, no transactions were required to be reviewed, approved or ratified under the policy and procedures and disclosed in this proxy statement in accordance with rules of the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, written representations from reporting persons after inquiry, and forms filed by the Company on the reporting person’s behalf, the Company believes that except for Steven M. Chapman, Group Vice President, Emerging Markets and Businesses, all filing requirements applicable to its executive officers and directors were complied with during 2006. Mr. Chapman was 17 business days late in filing a Form 5 in early 2006 reporting a 2005 gift of 625 shares.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

(Item 10 on the Proxy Card)

The Audit Committee of the Company’s Board of Directors has voted to appoint PricewaterhouseCoopers LLP (“PwC”) as the firm of independent public accountants to audit the accounts of the Company for the year 2007. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of the shareholders, the Board of Directors has decided, as in the past, to ask the Company’s shareholders to ratify the appointment. A representative of PwC will be present at the Annual Meeting of Shareholders, will not have the opportunity to make a statement, but will be available to answer appropriate questions. A report of the Audit Committee of the Company’s Board of Directors in connection with its independence, the independence of the auditors and certain other matters follows the Board’s recommendation on this Item below.

All services rendered to the Company by PwC are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee pursuant to the policy described below. Fees paid to PwC for services are disclosed in the table below under the categories listed therein.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in PwC’s core work, which is the audit of the Company’s consolidated financial statements.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2006, and December 31, 2005, and fees billed for other services rendered by PwC during those periods.

(dollar figures shown in millions)

	2005	2006
Audit fees:(1)	6.9	7.1
Audit related fees:	0	0
Tax fees:(2)	0.4	0.3
Subtotal	7.3	7.4
All other fees:(3)	0.1	0.1
Total	7.4	7.5

(1)          Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)          Tax fees consisted principally for assistance with matters related to foreign tax compliance and planning, review of foreign tax returns and tax claims.

(3)          Other fees in 2005 and 2006 were incurred for seminars related to employee training, certain human resource matters, assistance with applications for various government grants, and licensing fees for technical research tools.

Audit Committee Pre-Approval Policy

The Sarbanes-Oxley Act of 2002 and rules of the Securities and Exchange Commission prohibit the Company’s independent accountant from providing certain types of non-audit services to the Company. They also require that all audit, review or attest engagements required under the securities laws and permitted non-audit services provided to the Company by its independent accountant be pre-approved by the Audit Committee or one of its members to whom the Audit Committee has delegated authority.

Under Company policy and procedures, when considering whether to approve non-audit services to be provided by the Company’s independent accountant, the Audit Committee must consider whether the provision of the service would adversely affect the independence of the independent accountant. Specifically, the Audit Committee must consider whether the provision of the service would (i) place the accountant in the position of auditing his or her own work; (ii) result in the accountant acting as management or an employee of the company; or (iii) place the accountant in the position of being an advocate for the Company. Any proposed non-audit service that the Audit Committee determines would adversely affect the independence of the independent accountant shall not be approved.

The Audit Committee is solely responsible for pre-approving all audit and non-audit services. The Audit Committee has delegated to its Chairman authority to pre-approve audit and permitted non-audit services to be provided by the Company’s independent accountant, provided that such services are permissible under the policy and procedures and do not exceed $100,000 in the aggregate. Decisions of the Chairman must be reported to the full Audit Committee at its next scheduled meeting, and documented in a format required by the policy.

The Board of Directors recommends that shareholders vote FOR this proposal to ratify the appointment of PwC. Appointment of PwC as auditors will be ratified if the votes cast in favor of the proposal exceed those cast against the proposal.

Audit Committee Report

The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal control, financial reporting practices and legal and regulatory compliance. Each member of the Committee is independent as defined under the New York Stock Exchange listing standards. The Committee operates under a written charter that is adopted by the Board of Directors and reviewed by the Committee on a periodic basis. The Committee’s current charter, as adopted by the Board of Directors on December 12, 2006, can be viewed on the Company’s website and is attached as Appendix A to this proxy statement.

The Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During fiscal 2006, the Committee met seven (7) times. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee, or the Committee Chair as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, controller and the independent auditors, prior to public release. The Committee also met with the independent auditors to discuss the results of their reviews of the interim financial statements. The committee periodically meets in executive session.

Throughout the year the Audit Committee monitors matters related to the independence of PricewaterhouseCoopers, the Company’s independent registered public accounting firm. As part of its monitoring activities, the Committee obtained a letter from PwC containing a description of all relationships between PwC and the Company. After reviewing the letter and discussing it with management, the Committee discussed with PwC its overall relationship with the Company and any of those relationships described in the letter that could impact PwC’s objectivity and independence. Based on its continued monitoring activities and year-end review, the Committee satisfied itself as to PwC’s independence. PwC also has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the Federal securities laws and within the requirements of Independence Standard Board (ISB) Standard No. 1, Independence Discussion with Audit Committees.

The Committee reviewed with both the Company’s independent and internal auditors their respective audit plans, audit scope, and identification of audit risks. Further, the Committee reviewed and discussed with management and the independent auditor the Company’s audited financial statements and management’s and the independent auditor’s evaluations of the Company’s internal control over financial reporting, as reported in the Company’s 2006 Annual Report on Form 10-K. Management has the responsibility for the preparation and integrity of the Company’s financial statements and its internal control over financial reporting and the independent auditor has the responsibility for the examinations thereof.

The Committee discussed and reviewed with the independent auditors all matters required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” With and without management present, the Committee discussed and reviewed the results of the independent auditors’ examination of the Company’s financial statements and internal control over financial reporting, as well as management’s report on internal control over financial reporting. The Committee also discussed the results of internal audit examinations.

Based on the above-mentioned reviews and discussions with management, internal audit and the independent auditors, the Committee recommended to the Board of Directors that the Company’s audited financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Committee also reappointed PwC as the Company’s independent auditors for 2007.

Respectfully submitted,
ROBERT J. DARNALL, CHAIR
ALEXIS M. HERMAN
GEORGIA R. NELSON
CARL WARE
J. LAWRENCE WILSON

2003 STOCK INCENTIVE PLAN AMENDMENT

(Item 11 on the Proxy Card)

The amendment proposed in this Item and a summary of the principal features of the 2003 Stock Incentive Plan (the “Plan”) are set forth below. The summary is qualified in its entirety by reference to the full text of the Plan as proposed to be amended, which is included in this Proxy Statement as Appendix B.

Background and Proposed Amendment

In 2003, shareholders of the Company approved the Plan as a successor to the Company’s expired 1992 Stock Incentive Plan. The Plan provides for the granting during a ten-year period ending in 2013 of awards and stock options, either singly or in combination, payable in cash (in the case of stock appreciation rights), stock, performance shares, or restricted stock, including automatic director fee awards that were also available under the expired 1992 plan. In addition, the Plan provides flexibility to the Compensation Committee, as administrator of the Plan, to make awards contingent on achieving various measures, including business performance objectives and growth rates.

Under the Plan, 2.5 million shares of Common Stock, plus shares underlying terminated, surrendered, cancelled or forfeited awards under the 1992 plan, were approved as available for issuance in any form permitted by the Plan. As approved, the Plan limited to one-half of those available the number of shares that may be granted as Stock Awards: those subject to earning and vesting conditions established by the Compensation Committee based upon continuous service with the Company or achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance.

As described in the Compensation Discussion and Analysis (the “CD&A”) beginning on page 15 of this Proxy Statement, annual grants awarded since 2004 under the Company’s Longer-term compensation element of its compensation program have been comprised solely of Stock Awards in the form of target awards of performance shares. No awards in the form of stock options or appreciation rights have been made to any of the Company’s named executive or other officers since 2003. Earning of these Stock Awards in the form of performance shares by a recipient has been based on the Company achieving certain performance measures based on Return on Equity (“ROE”). As described in the CD&A, ROE has been the measure on which Longer-term grants are earned because the Compensation Committee believes that it provides a measure of profitability relative to the shareholder’s stake in the Company over the performance period, and historical data have indicated a strong, positive correlation between ROE and growth in the share price of the Company’s Common Stock.

Without seeking to increase the total number of shares previously approved by shareholders for issuance under the Plan, the Compensation Committee wishes to continue this performance-based compensation strategy to implement the authority given to it through the shareholders’ approval of the Plan in 2003 by continuing to grant performance shares to eligible recipients. The broad, general limitation on the number of shares underlying Stock Awards to one-half of the total shares available under the Plan will limit its ability to effectively do so. However, maintaining the limit with respect to Stock Awards to be earned by recipients based solely on continued service with the Company does not affect this strategy.

Currently, the last sentence of the first paragraph of Section 7 (Employee Awards) of the Plan reads in its entirety as follows:

“No more than one-half of the total shares authorized under this plan may be awarded as Stock Awards, as defined below.”

Subsection (c) of Section 7 of the Plan defines the term Stock Award as an Award made in Common Stock or denominated in units of Common Stock, and further states that all or part of any Common Stock award may be subject to, among other conditions, continuous service with the Company.

To permit the Compensation Committee to continue its performance-based compensation strategy to the fullest extent otherwise possible under the Plan, the Board has amended the last sentence of the first paragraph of Section 7 (Employee Awards) of the Plan, subject to shareholder approval, to read in its entirety as follows:

“No more than one-half of the total shares authorized under this plan may be awarded as Stock Awards, as defined in (c) below, that are subject only to the condition of continuous service with the Company.”

The Board recommends a vote FOR approval of this proposed amendment. Approval will remove the limitation with respect to performance-based stock awards, but will maintain it with respect to awards earned and vested based solely on service. Approval will not increase the number of shares available for issuance under the Plan. This Item will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Broker non-votes will have no effect on the proposal.

Summary of the Plan

As indicated, the Plan is administered by the Compensation Committee, a committee of the Board composed entirely of directors who are not eligible to participate in the Plan, other than through receipt of automatic formula fee awards. The Committee may provide, as a feature of an award or otherwise, that upon a change of control of the Company (as defined in the Plan), any time periods relating to the exercise or realization of an award will be accelerated, an award will be purchased by the Company, or other similar provisions in order to maintain the value intended to be granted by the award. Other than with respect to the automatic formula fee award feature, the Committee has the authority, to be exercised in its discretion, to (i) determine the number and type of stock incentive awards, performance measures, and any other conditions under which such awards may be earned and distributed; and (ii) prescribe, amend and rescind rules and regulations, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Board of Directors may amend, modify, alter or terminate the Plan, except that the Board may not, without shareholder approval, amend the Plan to (i) increase the number of shares of stock that may be awarded under the Plan, (ii) decrease the price at which an option may be exercised, (iii) materially modify the class of employees or others to whom awards may be granted, (iv) withdraw administration of the Plan from the Committee, or (v) extend the duration of the Plan.

Under the Internal Revenue Code, as presently in effect, the grant of a stock option or a stock appreciation right (“SAR”) or the award of restricted stock under the Plan will not generate income for federal income tax purposes to a recipient.

Upon exercise of a non-statutory (non-qualified) stock option or an SAR, the recipient will normally be deemed to have received ordinary income in an amount equal to the difference between the exercise price for the stock option or SAR and the market price of Common Stock on the exercise date and the Company will be entitled to a deduction for such amount. The disposition of shares acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

In the case of incentive stock options (“ISOs”), there is no ordinary income deemed generated on the date of exercise. If the recipient holds the stock received upon exercising an ISO for one year from the date of exercise or two years from the date of grant, the recipient will thereafter realize long-term capital gain or loss upon a subsequent sale, based on the difference between the option price and the sale price and the Company will not be entitled to a deduction. If the stock is sold before the requisite holding period, ordinary income tax treatment will be applicable, as described above upon exercise of a non-statutory option, and the Company will be entitled to a corresponding deduction.

The grant of restricted stock will not generate taxable income at the time of the award unless the recipient elects otherwise. At the time any restrictions applicable to the restricted stock award lapse, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount paid therefore. Dividends paid to the recipient on the restricted stock during the restricted period will be ordinary compensation income to the recipient and deductible as such by the Company.

Special rules apply to directors and to officers subject to liability under Section 16(b) of the Securities Exchange Act of 1934 that may prevent the recognition of income by such individuals and the corresponding tax deduction by the Company before the date six months following the grant of an option or SAR or the receipt of restricted stock or other stock award (unless the employee receives the shares before that date and elects to be taxed upon such receipt).

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation of more than $1,000,000 that is paid to a participant who, on the last day of the taxable year, was either the Company’s Chief Executive Officer or was among the four other most highly-compensated officers for that taxable year. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. Since shareholders approved the Plan in 2003, the Company believes that benefits in the form of performance-based awards under the Plan will be exempt from the $1,000,000 limitation on deductible compensation, if applicable.

Unless the Committee determines or an award provides otherwise, if the employment of a participant terminates other than as a result of retirement, death or disability, all unexercised, deferred and unpaid awards will be immediately cancelled. In the event of death, the participant’s estate or beneficiaries may receive or exercise any outstanding awards. In the event of death or disability, the Committee may, in its sole discretion, terminate any remaining restrictions on awards, accelerate any installments or rights, and pay the value thereof in a single sum to the participant, the participant’s estate, beneficiaries or representatives.

The table immediately below reflects awards granted under the Plan during the fiscal year ended December 31, 2006 to the persons and groups shown in the table. With respect to executive officers named in the Summary Compensation Table it is the same information as contained in that table. Any future awards under the Plan will be made at the discretion of the Compensation Committee or, in the case of director automatic fee awards, will be a function of modifiable director fee dollar amounts and certain average share prices of Common Stock. Therefore it is not presently possible to determine with respect to (i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers, as a group, (iii) all current directors who are not executive officers, as a group, or (iv) all employees including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received in the future by such persons or groups pursuant to the Plan.

2003 Stock Incentive Plan

	Performance Shares that Could be Earned Based on the Company’s ROE Performance 2006-2007
	Range Potentially Earned
Name	Shares	Dollar Value	Restricted Stock Shares	Dollar Value	Stock Option Shares
T. M. Solso	0 - 50,760	$0- $5,050,620	0	$0	0
J. S. Blackwell	0 - 15,860	$0- $1,578,070	0	$0	0
F. J. Loughrey	0 - 22,200	$0- $2,208,900	0	$0	0
T. Linebarger	0 - 12,700	$0- $1,263,650	10,000	$1,078,000	0
J. D. Kelly	0 - 11,420	$0- $1,136,290	10,000	$1,078,000	0
All other Executive Officers	0 - 44,400	$0- $4,417,800	10,000	$1,078,000	0
Directors who are not Executive Officers	0	$0	4,849	$525,000	0
All Other Employees	0 - 192,044	$0- $19,108,378	20,000	$2,156,000	450

Equity Compensation Plan Information

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Equity compensation plans approved by security holders	207,940	$43.6384	1,274,828
Equity compensation plans not approved by security holders	0	0	0
Total	207,940	$43.6384	1,274,828

AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION

(Item 12 on the Proxy Card)

On April 9, 2007, additional shares of Common Stock will be distributed to shareholders of record on March 26, 2007 pursuant to a two-for-one Common Stock split in the form of a stock dividend. The Company announced the split on March 8, 2007. As a result of this pending increase in the number of shares of Common Stock issued and outstanding and for other reasons, the Board of Directors has determined that it is desirable to increase the number of shares of Common Stock that will be authorized for issuance under the Company’s Restated Articles of Incorporation following the split. Accordingly, the Board has proposed to amend Section 4.1 of Article IV of the Restated Articles of Incorporation, as amended, the effect of which will be to double the number authorized from 150,000,000 to 300,000,000. No other changes are proposed to be made to the Articles with respect to any other class of securities authorized for issuance under the Articles.

Under Indiana law, shareholders must approve an amendment to the Company’s Restated Articles of Incorporation. If the proposed amendment is approved, Section 4.1 of Article IV thereof will be amended to read in its entirety as follows:

“The total number of shares which the Corporation has authority to issue shall be 302,000,000 shares, consisting of 300,000,000 shares of common stock (“Common Stock”), 1,000,000 shares of preference stock (“Preference Stock”) and 1,000,000 shares of preferred stock (“Preferred Stock”). The shares of Common Stock have a par value of $2.50 per share. The shares of Preference and Preferred Stock do not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, each of the Corporation’s shares of Preference Stock and Preferred Stock shall be deemed to have a par value of $1.00 per share.”

If approved, this amendment will become effective upon the filing with the Secretary of State of Indiana of Articles of Amendment of the Articles of Incorporation. The Company would make such a filing promptly after the Annual Meeting.

The Board of Directors believes that the proposed increase in the number of shares of Common Stock authorized for issuance is in the best interests of the Company and its shareholders. An increase in the number of authorized shares will give the Board of Directors the authority to issue shares to implement future capital structure and other transactions which are, in the best judgment of the Board, advantageous to the Company and its shareholders, regaining the capacity and flexibility it had for such transactions prior to the two-for-one stock split. As of March 19, 2007, there were 52,189,659 shares of Common Stock outstanding and 2,998,777 shares issued and held by the Company as treasury shares, aggregating 55,188,436 shares issued. Following the split on April 9, 2007, there will be 104,379,318 shares of Common Stock outstanding and 5,997,554 held as treasury shares. No shares of Preference or Preferred Stock are currently issued and outstanding.

The Board of Directors recommends a vote FOR the proposal to amend the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock. This Item will be approved if the number of votes cast in favor of the Item exceeds the number of votes cast against the Item.

OTHER BUSINESS

The Board of Directors does not know of any business to be presented for action at the meeting other than that set forth in Items 1 through 12 of the Notice of Annual Meeting of Shareholders. However, if other business properly comes before the Meeting, the members of the Proxy Committee will vote the returned proxies as the Board of Directors recommends.

OTHER INFORMATION

Shareholder Proposals

Shareholders may submit proposals to be considered for shareholder action at the 2008 Annual Meeting of Shareholders and inclusion in the Company’s Proxy Statement and proxy form if they do so in accordance with the appropriate regulations of the Securities and Exchange Commission. For such proposals to be considered for inclusion in the Proxy Statement and form of proxy for the 2008 Annual Meeting of Shareholders, proposals must be received by the Secretary of the Company no later than December 5, 2007.

If a shareholder desires to bring proper business before an annual meeting of shareholders which is not the subject of a proposal timely submitted for inclusion in the Company’s Proxy Statement and form of proxy as described above, the shareholder must follow procedures outlined in the Company’s By-Laws. Pursuant to the Company’s By-Laws, a shareholder may propose business to be considered at the annual meeting, provided that the shareholder (a) is a shareholder of record at the time of giving notice to the Company of the proposal and is entitled to vote at the annual meeting where the proposal will be considered, and (b) complies with the notice procedures of Article I of the Company’s By-Laws. That Article provides that the proposing shareholder must deliver written notice of the proposal to the Company’s Secretary no later than 90 days preceding the first Tuesday of May of the meeting year, unless the Board of Directors establishes an earlier date than the first Tuesday of May for the annual meeting, in which case written notice of the proposal must be delivered not later than the close of business on the 10th day following the first public disclosure of the earlier date. The required notice must contain certain information, including information about the shareholder, as prescribed by the By-Laws.

Expenses of Solicitation

The cost of this proxy solicitation will be borne by the Company. Morrow & Co., Inc., 470 West Avenue, Stamford, Connecticut 06902, has been retained to assist in the solicitation of proxies and will receive a fee not to exceed $8,000 plus expenses. Proxies may also be solicited by directors, officers and employees of the Company at no additional cost. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock and will be reimbursed for their reasonable expenses incurred in forwarding such materials.

April 5, 2007

NOMINEES FOR BOARD OF DIRECTORS

THEODORE M. SOLSO

Mr. Solso was elected Chairman of the Board and Chief Executive Officer of the Company in 2000 after serving as its President since 1995, Chief Operating Officer since 1994 and Executive Vice President—Operations from 1992 through 1994. From 1988 to 1992 he was Vice President and General Manager—Engine Business after serving in various other executive positions with the Company. Mr. Solso received a B.A. from DePauw University in 1969 and an M.B.A. degree from Harvard University in 1971. He is a Director of Ball Corp., Inc. and Ashland Inc. and is a member of the boards of The Cummins Foundation and Central Indiana Corporate Partnership. He is also a member of the Advisory Board of Trustees, DePauw University, a member of The Indiana Academy, a member of the Indiana Economic Development Commission, a member of the Business Roundtable and The Business Council.

F. JOSEPH LOUGHREY

Mr. Loughrey was elected President and Chief Operating Officer of the Company in 2005 after serving as Executive Vice President, President—Engine Business from 1999, and various other preceding executive positions with the Company. Mr. Loughrey received a B.S. in Economics and African Studies from the University of Notre Dame in 1971. He is a member of the Board of Directors of Tower Automotive, Inc. and of Sauer-Danfoss, Inc., and is a member of the boards of directors of The Cummins Foundation, the Columbus Learning Center Management Corporation and the National Association of Manufacturers (NAM). He is serving as Chairman of the Board of Trustees of the Manufacturing Institute in Washington DC. He is also a member of the Senior Advisory Board of the Tauber Manufacturing Institute at the University of Michigan, and the Advisory Council of the College of Arts and Letters at the University of Notre Dame as well as an International Senior Member of AIESEC-International (Rotterdam, The Netherlands).

ROBERT J. DARNALL

Mr. Darnall is the retired Chairman and Chief Executive Officer of Inland Steel Industries. Inland was the parent company for Inland Steel Company and Ryerson Tull, Inc. Concluding his 36-year Inland career in late 1998, Mr. Darnall joined Ispat International N.V. as head of North American operations until early 2000. Ispat had acquired Inland Steel Company in July 1998. He served as Chairman of Prime Advantage Corporation for nearly two years until January 2002. He graduated from DePauw University in 1960 with a B.A. in Mathematics. He also earned a B.S. degree in Civil Engineering from Columbia University in 1962, after which he joined Inland. In 1973 he earned an M.B.A. from the University of Chicago. Mr. Darnall is a member of the Board of Directors of HSBC North America Holding Inc., Pactiv Corporation, Sunoco, Inc., and United States Steel Corporation. He is past Chairman of the Board of the American Iron and Steel Institute and the Federal Reserve Bank of Chicago. He also serves on the Board of Trustees of the Museum of Science and Industry, and Rush University Medical Center. He is past chairman and a current director of both the Glenwood School and Junior Achievement of Chicago.

JOHN M. DEUTCH

Mr. Deutch has been an Institute Professor at the Massachusetts Institute of Technology since 1990. He joined the MIT faculty in 1970 and served as Dean of Science from 1982 to 1985 and Provost from 1985 to 1990. Mr. Deutch received a B.A. in History and Economics from Amherst College in 1961; and a B.S. in Chemical Engineering in 1961 and Ph.D. in Physical Chemistry in 1965, both from MIT. While on leave from his current post at MIT, Mr. Deutch served as Director of Central Intelligence during 1995 and 1996. From 1994 through 1995 he was U.S. Deputy Secretary of Defense and also served as Undersecretary of Defense for Acquisition and Technology between 1993 and 1994. He was Director of Energy Research and Undersecretary of the U.S. Department of Energy during the Carter Administration. He is a Director of Citicorp, Cheniere Energy and Raytheon Corporation, and is also a Trustee of Resources for the Future, the Urban Institute (Life) and the Museum of Fine Arts, Boston.

ALEXIS M. HERMAN

Ms. Herman is Chairman and Chief Executive Officer of New Ventures. She received a B.A. from Xavier University of Louisiana and currently serves on the University’s Board of Trustees. Additionally, Ms. Herman is the Chairwoman of The Coca-Cola Company’s Human Resources Task Force, Chair of Toyota’s Diversity Advisory Board, and Chair of Sodexho, Inc.’s Business Advisory Board. She is also a member of the Board of Directors of MGM/Mirage Inc., Presidential Life Insurance Corporation, and Entergy Corporation. Her non-profit board affiliations include Trustee of the National Urban League and George Meany National Labor College. In addition, Ms. Herman is Co-Chair of the Bush-Clinton Katrina Fund. From 1977 to 1981, Ms. Herman served in the Carter Administration as Director of the Women’s Bureau. From 1992 to 1997, she served as Director of Public Liaison for the White House. From 1997 to 2001, Ms. Herman served as the U.S. Secretary of Labor.

WILLIAM I. MILLER

Mr. Miller is Chairman and CEO of Irwin Financial Corporation. Mr. Miller received a B.A. from Yale University in 1978 and an M.B.A. degree from Stanford University in 1981. He was President of Irwin Management Company, a family investment management company, from 1984 to 1990. Since September, 1990, he has been Chairman of Irwin Financial Corporation, a publicly traded diversified financial services company, of which he has been a Director since 1985. Mr. Miller continues to serve as Chairman of the Board and a Director of Irwin Management Company and as Chairman of the Board of Tipton Lakes Company (a real estate development firm). Mr. Miller is a Director or Trustee and the Independent Chair of the New Perspective Fund, Inc., the New World Fund, Inc. and EuroPacific Growth Fund (all three are mutual funds). Mr. Miller also is a Trustee of Yale University, New Haven, CT, and The John D. and Catherine T. MacArthur Foundation, Chicago, IL.

GEORGIA R. NELSON

Ms. Nelson is President and CEO of PTI Resources, LLC, after retiring from Edison International companies in 2005, where she had been President of Midwest Generation EME, LLC since 1999 and General Manager of Edison Mission Energy Americas since 2002. From 1995 to 1999 she was Edison Mission’s Senior Vice President, Worldwide Operations. Previously, Ms. Nelson spent more than 25 years with Southern California Edison, where she was also a senior executive. Ms. Nelson holds an MBA from the University of Southern California and a B.S. from Pepperdine University. She serves as a Director of Tower Automotive, Inc., Ball Corp., Inc., and Nicor Inc. She is Chairman of the National Coal Council, and a Trustee of the Peggy Notebaert Nature Museum.

CARL WARE

Mr. Ware retired from The Coca-Cola Company in 2003 as Executive Vice President, Public Affairs and Administration following a 28 year career holding positions of increasing responsibility. From 1993 to 2000, Mr. Ware served as President of Coke’s Africa Group. Prior to joining The Coca-Cola Company, he was Director of Housing for the Urban League of Pittsburgh. From 1970 to 1973, he served the Atlanta Housing Authority as Director of Family and Community Services and Deputy Director of Urban Redevelopment. In 1973, he was elected to the Atlanta City Council and served as its President from 1976 to 1979. Mr. Ware holds a bachelor’s degree from Clark College (Clark Atlanta University) and a master’s degree in Public Administration from the University of Pittsburgh. He serves as a Director of ChevronTexaco, Coca-Cola Bottler’s Consolidated, PGA Tour Golf Course Properties, and the Atlanta Falcons.

J. LAWRENCE WILSON

Mr. Wilson is the retired Chairman and Chief Executive Officer of Rohm and Haas Company. Mr. Wilson received a bachelor’s degree in mechanical engineering from Vanderbilt University in 1958 and an M.B.A. from Harvard University in 1963. He served as an officer in the U.S. Navy from 1958 to 1961. Mr. Wilson joined Rohm and Haas Company in 1965 as an operations research analyst. He held positions as President of a medical products subsidiary, Director of the European region, Treasurer and Chief Financial Officer, Business Director for the Industrial Chemicals Group, Group Vice President in charge of Administration and Finance and Vice Chairman. Mr. Wilson was a Director of Rohm and Haas Company from 1977 to 1999 and served as Chairman and Chief Executive Officer from 1988 to 1999. Mr. Wilson is a member of the board of Vanderbilt University, The Vanguard Group, and AmerisourceBergen Corporation. He is past Chairman of the Board of the Philadelphia Academies, Inc. and The Chemical Manufacturers Association.

APPENDIX A

CUMMINS INC.
AUDIT COMMITTEE CHARTER

I.                   Purpose

The purpose of the Committee is to:

A.             assist the Board of Directors in its oversight of:

•        the integrity of the Company’s financial statements, and related financial disclosures and internal control over financial reporting, including information technology security and control;

•        the Company’s compliance with ethics policies, and legal and regulatory requirements; and

•        the independent auditor’s qualifications and independence.

B.              prepare the report of the Committee required to be included in the Company’s annual proxy statement;

C.              select, retain, compensate, oversee and evaluate the independent auditor;

D.             provide assistance to the Board of Directors in its oversight of Company guidelines and policies with respect to business risk management and matters as the Board or the Committee deems appropriate; and

E.              oversee the performance of the Company’s internal audit function and assure it’s compliance with the Institute of Internal Auditors’ International Standards for the Professional Practice of Internal Auditing.

II.              Membership

The Committee shall consist of at least three Directors, including a Chairperson, each of whom shall, as determined by the Board of Directors:

A.             meet the applicable independence and experience requirements of the Cummins Corporate Governance Principles, the New York Stock Exchange or other relevant listing authority, the federal securities laws (as amended by the Sarbanes-Oxley Act of 2002) and the rules and regulations of the Securities and Exchange Commission (“SEC”);

B.              be financially literate (or become financially literate within a reasonable period of time after his/her appointment to the Committee); and

C.              as a general rule, not simultaneously serve on the audit committees of more than two other public companies.

At least one member of the Committee will have accounting or related financial expertise, as the Board of Directors interprets such qualification in its business judgment, who will be disclosed as the Committee’s “financial expert” in the Company’s proxy statements as required by the rules and regulations of the SEC.

Members of the Audit Committee are appointed by the Board of Directors and may be removed by the Board at any time. The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee also shall meet periodically with management, with the Company’s Executive Director, Internal Audit and with the independent auditor, in separate executive sessions. The Committee shall make regular reports to the Board on the Committee’s activities.

III.         Roles and Responsibilities

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to determine that the Company’s financial statements are complete, accurate, and in accordance with accounting principles generally accepted in the United States—these are the responsibilities of the Company’s management. The responsibility of the Company’s independent auditor is to plan and conduct the audit.

The Committee may amend this Charter from time to time as it deems appropriate.

A.             Relationship with Independent Auditor

1.                 Selection and Oversight of Independent Auditor

The Committee shall have the sole authority and responsibility to select, compensate, retain, oversee, and, if necessary, terminate the Company’s independent auditor. The independent auditor shall report directly to the Committee. The Committee shall resolve disagreements between management and the independent auditor regarding financial reporting, and communicate to the independent auditor that it is ultimately accountable to the Committee. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor.

The Committee shall:

(a)          review and evaluate the lead audit partner of the independent auditor team;

(b)         ensure the rotation of the partners of the independent auditor involved in the audit, as required by law and regulation;

(c)          set clear hiring policies for employees or former employees of the independent auditor, in compliance with SEC regulations and stock exchange listing standards;

(d)         meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit; and

(e)          pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditor, subject to applicable de minimis exceptions for non-audit services. The Committee may delegate this authority to a subcommittee of one or more Committee members; provided however, that such subcommittee decisions subsequently are presented to the full Committee in a timely manner, but in no event later than the next Committee meeting.

2.                 Assessment of Independence and Quality of Independent Auditor

At least annually, the Committee shall obtain and review a formal written report by the independent auditor describing:

(a)          the auditing firm’s internal quality-control procedures;

(b)         any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

(c)          all relationships between the independent auditor and the Company (in order to assess independence). The Committee will engage in an active dialogue with the independent auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the independent auditor, and take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

B.              Oversight of Financial Disclosure and Internal Controls

1.                 The Committee will review and discuss with management, the Executive Director, Internal Audit and the independent auditor, as appropriate:

(a)           the Company’s annual audited financial statements and quarterly unaudited financial statements, as well as management’s discussion and analysis of financial condition and results of operations, the results of each quarterly review and annual audit by the independent auditor, and other matters required to be discussed with the independent auditor by applicable laws, regulations and auditing standards, including the quality, not just the acceptability, of the accounting principles and underlying estimates used in the audited financial statements. The Committee also will review and discuss each Form 10-Q and Form 10-K with the Chief Executive Officer, the Chief Financial Officer and the General Counsel, prior to filing. The Committee will report to the Board and shareholders whether it recommends to the Board that the most recent year’s audited financial statements be included in the Form 10-K;

(b)          any other SEC filings as the Committee deems appropriate, prior to filing;

(c)           earnings press releases (including the use of pro forma or adjusted non-GAAP information) prior to release;

(d)          financial information and earnings guidance provided to analysts and rating agencies (this discussion may be general, and need not take place prior to each instance in which such information is provided);

(e)           the integrity of the Company’s accounting and financial reporting processes (both internal and external), including, but not limited to:

(i)            all critical accounting policies and practices (including accounting estimates) to be used by the Company, including all major issues regarding accounting principles and financial statement presentations, and any significant changes in the Company’s selection or application of accounting principles;

(ii)        analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments (including use of estimates) made in connection with the preparation of the financial statements, including any required analyses of the effects of alternative GAAP methods on the financial statements;

(iii)    the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv)      the results of the activities of the Executive Director—Controls Assessment and Audit and the independent auditor, including major conclusions, findings and recommendations and related management responses;

(v)          any material written communications between the independent auditor and management, including any management letters or schedules of unadjusted differences;

(vi)      matters of audit quality and consistency, including required communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues arising during the engagement;

(vii)  management’s assertions concerning the effectiveness of:

(aa)     disclosure controls and procedures; and

(bb)   internal controls over financial reporting;

(viii)     any disclosures made to the Committee by the Company’s Chief Executive Officer and/or Chief Financial Officer regarding:

(aa)     significant deficiencies in the design or operation of internal controls or any material weaknesses therein;

(bb)   any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls; and

(cc)     any material violation of (1) any law, rule or regulation (including securities laws) applicable to the Company or the operation of its businesses or (2) the Company’s Code of Conduct; and

(viii)         any special audit steps adopted in light of material control deficiencies.

(f)             internal audit charter, internal audit results, internal audit plans, and any significant changes to internal audit plans;

(g)           internal audit department staffing and any changes to staffing levels including the appointment, performance and replacement of the Company’s senior internal auditing executive responsible for internal auditing who reports directly to the Committee;

(h)          the Chief Executive Officer and Chief Financial Officer certification process; and

(i)             internal auditors review of conflicts of interest, if any, of members of senior management and insider and affiliated party transactions.

2.                 The Committee will review and discuss, with the independent auditor, the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communicating with Audit Committees, as currently in effect, including any audit problems or other difficulties encountered by the independent auditor in the course of the audit process, and management’s response, including any:

(a)           restrictions on the scope of the independent auditor’s activities or on access to requested information;

(b)          significant disagreements with management (and management’s responses to such matters);

(c)           accounting adjustments that were noted or proposed by the independent auditor but were passed (as immaterial or otherwise); and

(d)          management or internal control letter issued, or proposed to be issued, by the independent auditor to the Company.

3.                 Obtain assurance from the independent auditor to the Company that the audit was conducted in a manner consistent with Section 10A(b) of the Securities Exchange Act of 1934.

4.                 Periodically evaluate the appropriateness of reporting relationships of the Company’s internal audit function to ensure continued independence of the internal audit activity.

5.                 Approve the annual internal audit plan and internal audit charter.

6.                 Review and concur with management in the appointment, replacement or dismissal, and compensation of the chief audit executive.

7.                 The Committee shall review and discuss with the Company’s General Counsel and Executive Director, Controls Assessment & Audit:

(a)           material litigation involving the Company that has a material impact on the financial statements;

(b)          Any reports or inquiries received from regulators, governmental agencies, employees or others that raise material issues regarding the Company’s financial statements, internal control over financial reporting and accounting or compliance policies;

(c)           the management delegation of authority process; and

(d)          such other matters as the Board or the Committee considers appropriate.

8.                 The Committee shall review the Company’s guidelines and policies with respect to risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor and control such exposures.

IV.           Compliance and Investigations

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee shall receive and review corporate attorneys’ reports of evidence of a material violation of any law, rule or regulation (including securities laws or breaches of fiduciary duty) or the Company’s Code of Business Conduct regarding the Company’s financial statements, internal control over financial reporting and accounting or compliance policies. The Committee shall have general oversight responsibility for the Company’s business ethics and Code of Conduct programs. In discharging its oversight role, the Committee is empowered to investigate any matter within the scope of its responsibility, with full access to all books, records, facilities and personnel of the Company. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

V.                Engagement of Experts and Advisors; Expenses

The Committee will, as it deems appropriate, engage outside legal, accounting or other advisors, without the need for prior approval by the Board of Directors. The Company shall provide appropriate funding, as determined by the Committee, for payment of applicable fees and expenses of these parties and for other ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

VI.           Self-Assessment and Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

APPENDIX B

CUMMINS INC.

2003 STOCK INCENTIVE PLAN

(As Amended October 14, 2003, July 11, 2006 and February 20, 2007)

1.                 Objectives. The Cummins Inc. 2003 Stock Incentive Plan (the “Plan”) is designed to retain and motivate executives and other selected employees, and to link the interests of these employees with the interests of the Company’s shareholders. It is also intended to be a source of equity-based annual fees payable to non-employee directors of the Company to more closely link their financial interests with those of the Company’s shareholders. These objectives are accomplished by making incentive and other awards of the Company’s stock under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2.                 Definitions

(a) “Award”—The grant of any form of stock option, stock appreciation right or stock award whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(b) “Award Agreement”—An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

(c) “Board”—The Board of Directors of the Company.

(d) “Change of Control”—The occurrence of any of the following: (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted in whole or in part into cash, other securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of  Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (iv) at any time during a period of two consecutive years, individuals who, at the beginning of such period constituted the Board, shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period; or (v) any other event shall occur that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

(e) “Common Stock”—Authorized and issued or unissued Common Stock, par value $2.50 per share, of the Company.

(f) “Code”—The Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee”—The Compensation Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan. The Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule and shall initially consist of not less than three members of the Board, each of whom is ineligible to receive Awards (other than automatic fee Awards to Outside Directors described in Section 6 below), shall have been so ineligible for at least one year prior to serving on the Committee and shall satisfy the requirements to be a disinterested person contained in Rule 16-b-3(1)(2)(i).

(h) “Company”—Cummins Inc. and its subsidiaries, including subsidiaries of subsidiaries.

(i) “Fair Market Value”—The average of the high and low prices of the Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange for the date in question, provided that if no sales of Common Stock were made on said Exchange on that date, the average of the high and low prices of Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on said Exchange.

(j) “Outside Director”—A non-employee member of the Board.

(k) “Participant”—Any employee or Outside Director of the Company to whom an Award has been made under the Plan.

3.                 Eligibility. Employees of the Company eligible for an Award under the Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company, can have a significant effect on the success of the Company. All Outside Directors are also eligible.

4.                 Stock Available for Awards. A total of two million five hundred thousand (2,500,000) shares of the Company’s Common Stock shall be available for Awards granted wholly or partly in stock under provisions of the Plan. From time to time, the Board and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards under this Plan or the 1992 Stock Incentive Plan that are forfeited, terminated or expired unexercised, or related to options or stock appreciation rights settled in cash in lieu of stock, shall again become available for Awards. Any Common Stock that so becomes available shall be carried forward and be available for Awards.

5.                 Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to grant waivers of Plan restrictions (other than restrictions related to automatic fee Awards described in Section 6 below), including waivers of restrictions on exercise of outstanding stock options and appreciation rights, waivers of vesting requirements and acceleration of Award payments, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. These powers include, but are not limited to, the adoption of modifications, amendments, procedures, sub-plans and the like as are necessary to comply with provisions of the laws of other countries in which the Company may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive advantages and benefits under the Plan and such laws.

6.                 Director Automatic Formula Awards. Each Outside Director shall automatically receive, on the date of each annual meeting of Shareholders, in lieu of cash payment an annual award of Common stock, restricted as to transfer for a period of six (6) months following the date of the award. The number of shares in each such annual award shall be equal to one-half (1/2) of his or her Board retainer fee, divided by the average of closing prices of Common Stock as reported on the composite tape of the

New York Stock Exchange for the twenty (20) consecutive trading days immediately preceding the date of the award.

7.                 Employee Awards. The Committee shall determine the type or types of Award(s) to be made to each employee Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.  On such terms and conditions as shall be approved by the Committee, the Company or any of its subsidiaries may directly or indirectly lend money to any Participant or other person to accomplish the purposes of the Plan, including to assist such person to acquire shares of Common Stock acquired upon the exercise of options, provided, however, such lending would not violate terms of the Sarbanes-Oxley Act of 2002. No more than one-half of the total shares authorized under this plan may be awarded as Stock Awards, as defined in (c) below, that are subject only to the condition of continuous service with the Company.

(a) Stock Option—a grant of the right to purchase a specified number of shares of Common Stock at not less than 100% of Fair Market Value on the date of grant during a specified period as determined by the Committee. A stock option may be in the form of an incentive stock option (“ISO”) which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that (i) to the extent that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other limit as may be required by the Code),  such option shall not be treated as an ISO and (ii) the option shall be exercisable for a period of not more than ten years from the date of grant.

(b) Stock Appreciation Right—a right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right (“SAR”) is exercised over the Fair Market Value or other specified valuation on the date of grant of the SAR as set forth in the applicable Award Agreement, except that where the SAR is granted in tandem with a stock option, the grant and exercise valuations must be not less than Fair Market Value.

(c) Stock Award—An Award made in Common Stock or denominated in units of Common Stock. All or part of any Common Stock award may be subject to conditions established by the Committee and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified valuation.

The minimum restriction period for Performance Shares (shares requiring certain performance measures to be achieved in order to vest) will be one year from the Grant Date. The minimum restriction period for Restricted Stock (shares requiring only continued employment with the Company to vest) will be two years if vesting occurs in annual increments, and three years if cliff vesting occurs for the entire grant. The minimum restriction periods for Restricted Stock do not apply to Restricted Stock that was originally granted as Performance Shares and is converted to Restricted Stock after being earned by achieving performance measures. The minimum restriction periods do not apply to any grants made in lieu of cash compensation, as is the case for Outside Directors.

8.                 Payment of Awards. Award payments made in the form of Common Stock may include such restrictions, as the Committee shall determine, including restrictions on transfer and forfeiture provisions. When transfer of Common Stock is so restricted or subject to forfeiture provisions it is referred to as “Restricted Stock.” Further, with Committee approval, payments may be deferred, either in the form of installments or a future single payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment be forfeited in accordance with the provisions of Section 11. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of dividend equivalents for deferred payments denominated in Common Stock or units of Common Stock. At the discretion of the Committee, a participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

9.                 Stock Option Exercise. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other Awards and may impose such conditions on the use of Common Stock or other Awards to exercise a stock option as it deems appropriate. In the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Committee.

10.          Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and to retain at the time of delivery or vesting of shares under the Plan, an appropriate number of shares of Common Stock in value sufficient to cover the payment of any taxes required by law to be withheld or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that a Participant shall have the option to provide the Company with the funds to enable it to pay such taxes. Notwithstanding the preceding sentence, if the Participant is subject to Section 16 of the Exchange Act, the Participant must affirmatively elect whether he wishes to (i) have the Company retain shares of Common Stock, (ii) provide the Company with other funds or (iii) have the Company deduct an amount from other compensation due him in order to satisfy the tax withholding requirements arising under an Award.

11.          Termination of Employment. If the employment of a Participant terminates, other than pursuant to paragraphs (a) through (c) of this Section 11, all unexercised, deferred and unpaid Awards shall be canceled immediately, unless the Award Agreement provides otherwise.

(a) Retirement Under a Company Retirement Plan. When a Participant’s employment by the Company terminates as a result of retirement in accordance with the terms of a Company retirement plan, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement and the exercisability and vesting of any Award may be accelerated.

(b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may  (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and (ii) permit the exercise, vesting and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Section 12 or at such time as the Committee shall deem the continuation of all or any part of the Participant’s Awards are not in the Company’s best interests.

(c)    Death or Disability of a Participant.

(i) In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have the period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms as may be specified in the applicable Award Agreement.

(ii) In the event a Participant is deemed by the Company to be disabled and eligible for benefits pursuant to the terms of the Company’s Long-Term Disability Plan, any successor plan, or similar plan of another employer, Awards and rights to any Awards may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(iii) After the death or disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a single sum to the Participant, the Participant’s estate, beneficiaries or representative—notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries.

Restriction periods for grants of Restricted Stock and Performance Shares will not be accelerated except in the event of Retirement, Death, Disability, or Change of Control of the Corporation.

12.          Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid or deferred Award at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement and the Plan and with the condition that the Participant (whether or not an employee of the Company at the time) shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company.

13.          Transferability

(a)           Except pursuant to paragraph (c) of Section 11 or paragraph (b) below, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

(b)          The Company may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer a stock option Award (other than an ISO), in whole or in part, to a spouse, domestic partner, or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, or a partnership or other entity in which all the beneficial owners are Family Members. Subsequent transfers of Awards shall be prohibited except in accordance with this paragraph 13(b). All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company, shall continue to apply following a transfer made in accordance with this paragraph 13(b).

14.          Adjustments. In the event of any change in the Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, split-up, spin-off, dividend other than a regular quarterly cash dividend, separation, reorganization, liquidation, merger, consolidation or similar event, the Committee shall adjust proportionally (a) the number of shares of Common Stock (i) reserved under the Plan, and (ii) covered by outstanding Awards; (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of any of the changes described in the first sentence of this Section 14, the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options.

15.          Change of Control. In the event of a Change of Control, any time period relating to the exercisability or realization of an outstanding Award shall be immediately accelerated so that any outstanding Award as of the date of the Change of Control may be exercised or realized in full. In addition, in order to maintain the Participant’s rights in the event of a Change of Control, the Committee, in its sole discretion, may, either at the time an Award is made hereunder or at any time prior to, or coincident with or after the time of, a Change of Control:

(a)    make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; or

(b)   cause the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control.

The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards, as it may deem equitable and in the best interests of the Company with respect to changes in control.

16.          Amendment, Modification, Suspension or Discontinuance of the Plan. The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements, which would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Commons Stock then outstanding to (i) increase the maximum number of shares of Common Stock that may be awarded under the Plan (except for adjustments pursuant to Section 14 of the Plan), (ii) decrease the option price, (iii) materially modify the requirements as to eligibility for participation in the Plan, (iv) withdraw administration of the Plan from the Committee or (v) extend the period during which Awards may be granted.

17.          Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the laws of the State of Indiana and construed accordingly.

18.          Effective and Termination Dates. The Plan shall become effective on the date of its adoption by the Board and Awards may be made immediately thereafter, but no Stock Award may be paid, Restricted Stock issued (unless containing restrictions requiring cancellation of such Restricted Stock if stockholder approval is not received) or Stock Option exercised under the Plan until it is approved by the holders of a majority of the shares of common Stock then outstanding. The Plan shall terminate on December 31, 2012, subject to earlier termination by the Board pursuant to Section 16.

CUMMINS ANNUAL SHAREHOLDER MEETING
May 8, 2007—11:00 A.M. (Eastern Daylight Savings Time)

COLUMBUS ENGINE PLANT
500 CENTRAL AVENUE

Taylorsville
Interchange
LOCATION OF
ANNUAL MEETING
U.S. 31
COLUMBUS
Indianapolis 38 Mi.
U.S. 11
Washington St.
25th.
Central Ave.
Route 46
Greenburg 28 Mi.
Taylor Rd.
Interstate
I-65
11th.
10th.
7th.
Marr Road
Route 46
3rd.
2nd.
McKinley
Indiana Ave.
U.S. 31
N
Gladstone
U.S. 11
Seymour 17 Mi.
Louisville 64 Mi.
Route 7
N. Vernon 17 Mi.

Partners with our environment.

Printed on recycled paper with soy-based ink.

CUMMINS INC.
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 8, 2007
11:00 a.m. Eastern Daylight Savings Time

COLUMBUS ENGINE PLANT
500 Central Avenue
Columbus, Indiana

If you consented to access your proxy information electronically, you may view it by going to the Cummins Inc. website. You can get there by typing in the following address:  http://www.cummins.com

If you would like to access the proxy materials electronically next year, go to the following Consent site address: http://www.econsent.com/cmi/

[GRAPHIC]	Cummins Inc. 500 Jackson Street, Columbus, IN 47201	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 8, 2007.

If no choice is specified, the proxy will be voted ‘‘FOR’’ Items 1 through 12.

By signing the proxy, you revoke all prior proxies and appoint J. Lawrence Wilson and William I. Miller, and each of them acting in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

This card also constitutes voting instructions to the trustees or administrators, as applicable, of the Cummins Inc. and Affiliates Retirement and Savings Plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, shares held in these accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received.

See reverse for voting instructions.

There are three ways to vote your Proxy	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

•                   VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•                   Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 7, 2007. For shares held in the Cummins Inc. and Affiliates Retirement and Savings Plans, the deadline is 12:00 p.m. (noon) (CT) on May 6, 2007.

•                   Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/cmi/ — QUICK *** EASY *** IMMEDIATE

•                   Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (CT) on May 7, 2007. For shares held in the Cummins Inc. and Affiliates Retirement and Savings Plans, the deadline is 12:00 p.m. (noon) (CT) on May 6, 2007.

•                   Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Cummins Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1 through 12.

Election of directors:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.	Robert J. Darnall	☐	☐	☐	3.	Alexis M. Herman	☐	☐	☐

2.	John M. Deutch	☐	☐	☐	4.	F. Joseph Loughrey	☐	☐	☐

Please fold here

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

5.	William I. Miller	☐	☐	☐	8.	Carl Ware	☐	☐	☐

6.	Georgia R. Nelson	☐	☐	☐	9.	J. Lawrence Wilson	☐	☐	☐

7.	Theodore M. Solso	☐	☐	☐

10.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as auditors for the year 2007.	☐	For	☐	Against	☐	Abstain

11.	Proposal to amend 2003 Stock Incentive Plan	☐	For	☐	Against	☐	Abstain

12.	Proposal to amend Restated Articles of Incorporation.	☐	For	☐	Against	☐	Abstain

13.

To transact any other business that may properly come before the meeting or any adjournment thereof, other than with respect to shares held in the Cummins Inc. and Affiliates Retirement and Savings Plans.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 THROUGH 12.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.